                                                                  EXHIBIT 10.24

                      [REDDING MANAGEMENT INC. Letterhead]


February 27, 1996



Dr. John Monahan
AVIGEN, INC.
1201 Harbor Bay Parkway, Suite 1000
Alameda, CA  94502

RE:  Rent Agreement

Dear Dr. Monahan:

In follow up to your meeting with Mr. Don Brewster, we would like to confirm our agreement for payment of rent due by Avigen. As discussed, this agreement is contingent upon our obtaining final approval from the owners.

Upon receiving approval from the owners, our agreement allows for the forgiveness of rent due from Avigen, in the amount of $60,532.39. In return, Avigen agrees to begin full base rent payments effective March 1, 1996, per the lease and lease amendment documents.

Please indicate your agreement with this proposal by signing below so that we may forward this document to the owners.

Sincerely,
REDDING MANAGEMENT, INC.,                   APPROVED:
Agent for 1201 HARBOR BAY PARTNERSHIP       AVIGEN, INC.
                                            By:  /s/ John Monahan
                                               ---------------------------------
                                            Its: CEO
                                                --------------------------------


                                            Date: 2/27/96
                                                 -------------------------------

/s/ Carol A. Manning

Carol A. Manning
Property Manager

CAM:hs

                          1201 HARBOR BAY PARTNERSHIP
                              Alameda, California

                             INDUSTRIAL GROSS LEASE

                            BASIC LEASE INFORMATION


DATE:        September 15, 1992

LANDLORD:    1201 Harbor Bay Partnership,
             a California general partnership

TENANT:      Avigen, Inc.
             a Delaware corporation

                                                                 Lease Reference
                                                                 ---------------

PREMISES AND BUILDING:                                           Paragraph 1
     16,000 +/- rentable square feet, months 1-27
     23,000 +/- rentable square feet, months 28-60
     1201 Harbor Bay Parkway
     Alameda, CA  94501

TERM COMMENCEMENT:                                               Paragraph 2
     May 15, 1993

LENGTH OF TERM:                                                  Paragraph 2
     5 years

BASE RENT:                                                       Paragraph 3(a)
     See Addendum

TENANT'S PERCENTAGE SHARE OF BUILDING:                           Paragraph 4(a)



BASE YEAR:                                                       Paragraph 4(a)
     1993

USE:                                                             Paragraph 6

SECURITY DEPOSIT:                                                Paragraph 15

    First month's rent payable not later than 30 days from Lease execution.

BROKER:                                                          Paragraph 26(o)
     Cushman & Wakefield
     1 Kaiser Plaza, Suite 250
     Oakland, CA  94612
     Attn:  Jim McPhee and Dan Harvey

TENANT'S ADDRESS FOR NOTICES:                                    Paragraph 20
     Prior to Occupancy
     c/o John Monahan
     19 Tarabrook Drive
     Orinda, CA  94563

     After Occupancy - The Premises

LANDLORD'S ADDRESS FOR NOTICES:                                  Paragraph 20

     Redding Management, Inc.
     1411 Harbor Bay Parkway, Suite 1000
     Alameda, CA  94501

EXHIBIT(S) AND ADDENDUM:                                         Paragraph 27
     Exhibit "A" - Floor Plan
     Exhibit "B" - Plot Plan
     Exhibit "C" - Tenant Work Agreement
     Exhibit "D" - Rules & Regulations
     Exhibit "E" - Operating Expense Exclusions
     Exhibit "F" - Real Estate Tax Exclusions
     Exhibit "G" - Personal Guarantee

     Addendum of four (4) pages


The provisions of the Lease identified above in the margin are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.


TENANT:                                     LANDLORD:

AVIGEN, INC.                                1201 HARBOR BAY PARTNERSHIP
a Delaware corporation                      a California general partnership


BY:  /s/ John Monahan                       BY: Empire Alameda, Inc.
   -------------------------------             --------------------------------
                                                a general partner


ITS: CEO & President                        ITS: President & Partner
    ------------------------------              -------------------------------

DATE:   11/20/92                            DATE:      11/23/92
     -----------------------------               ------------------------------

                             INDUSTRIAL GROSS LEASE


     THIS LEASE, dated September 15, 1992, for purposes of reference only, is made and entered into by and between 1201 HARBOR BAY PARTNERSHIP, a California general partnership ("Landlord") and AVIGEN, INC., a Delaware corporation ("Tenant").


                                   WITNESSETH


     1. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the term of this Lease and at the rental and upon the conditions set forth below, the Premises described in the Basic Lease information and identified on the floor plan attached hereto as Exhibit "A" (the "Premises"). For the purposes of this Lease, the term "Premises" shall mean the portion of the Premises then being leased by Tenant pursuant to the terms of this Lease. Subject to any obligations of Landlord as set forth in an exhibit to this Lease relating to initial improvement of the Premises, Tenant shall accept the Premises in its "as-is" condition at the commencement of the term. The Premises are located within the building (the "Building") as described in the Basic Lease Information. The accurate rentable square feet ("RSF") will be calculated by Tenant's architect prior to lease execution in accordance with the BOMA standard method of measurement. The "Initial Premises" shall mean that portion of the Premises designated by Tenant (but in no event less than 16,000
RSF), at lease 120 days after execution of this Lease as to the Initial Premises (as determined pursuant to Paragraph 2 below). The "Remainder Premises" shall mean that portion of the Premises which is not Initial Premises. Landlord shall have the right to lease the Remainder Premises so long as it is available for delivery to Tenant at the beginning of the 23rd month of the Lease term and there is no sharing of washrooms.


     2. Term. Upon the full execution of this Lease, the Premises will be delivered to Tenant so that it may commence construction pursuant to the terms of the Tenant Work Agreement attached hereto as Exhibit C. The lease term will commence for the Initial Premises upon the earlier of (i) substantial completion of the tenant improvements as evidenced by the issuance of an occupancy certificate by the City of Alameda, or (ii) May 15, 1993. Prior to the commencement of the lease term, the Tenant shall have no obligation to pay rent or other charges hereunder other than utility charges incurred in connection with construction of the tenant improvements, but it shall be required to comply with the other provisions of this Lease. The Lease will commence for the Remainder Premises upon the earlier of: (i) substantial completion of tenant improvements and issuance of an occupancy certificate by the City of Alameda with respect to the Remainder Premises; or (ii) the date that is twenty-seven
(27) months after the date the Lease commences with respect to the Initial Premises. If the last day of the term falls on a date other than the last day of the month, then the term shall be extended so that the last day of the term shall be the last calendar day of the month in which the term would otherwise end.

    3.   Rent.

         (a) Tenant shall pay to Landlord as rental the amount specified in the Basic Lease Information as the Base Rent, payable in advance on the commencement of the term and on or before the fifth day of each and every successive calendar month during the term. If the term commences on other than the first day of a calendar month, the first payment of rent shall be appropriately prorated on the basis of a 30-day month.

         (b) Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant under this Lease in addition to monthly rent, whether or not the same be designated "additional rent". If such amounts are not paid at the time provided in this Lease, they shall nevertheless be a collectable as additional rent with the next installment of monthly rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

         (c) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other amounts due hereunder after the expiration of any applicable grace period will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the premises. If any installment of rent due from Tenant shall not be received by Landlord within ten (10) days of the due date, Tenant shall pay to Landlord a late charge equal to 4% of such overdue amount; provided that Landlord shall provide Tenant with one grace period during each twelve month period of this Lease commencing with the commencement date for the Initial Premises pursuant to which grace period Tenant shall not pay a late charge until ten (10) days after Landlord has sent Tenant a notice that Tenant's rent payment is overdue. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, no prevent Landlord from exercising any of the other rights and remedies granted hereunder. If any other sum due from Tenant shall not be received by Landlord within ten (10) days after Landlord's notice to Tenant that such sum is overdue, Tenant shall pay to Landlord a late charge equal to 4% of such overdue amount.

         (d) All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset (except as otherwise set forth in this Lease) in lawful money of the United States of America at Landlord's address for notices hereunder, or to such other person or at such other place as Landlord may from time-to-time designate in writing to Tenant.

See Addendum.

    4. Taxes and Operating Expenses. (a) Tenant's percentage share for the purposes of making the determinations described in Paragraph 4(b) below shall be determined by the ratio that the RSF within the Premises then being leased by Tenant bears to the total RSF within the Building. Landlord represents that the total RSF within the Building at the date of this Lease is 60,924 rentable square feet which total is subject to verification by Tenant's architect. Tenant shall be responsible to contract for removal of all regulated materials generated by Tenant per

City, County, State and Federal regulations. Operating Expenses shall include expenses normal to buildings of an R & D nature in Harbor Bay Business Park, pursuant to generally accepted accounting principles.

         (b) For each calendar year during the term after the year specified in the Basic Lease Information as the Base Year, Tenant shall pay its percentage share, as specified in the Basic Tenant Information, of the increase in Property Taxes over Base Property Taxes and its percentage share of the increase in Operating Expenses over the Base Year Operating Expenses; provided, however, that notwithstanding the foregoing the Tenant's pro rata share of increases in Operating Expenses shall be subject to an annual cap of four percent (4%) on a cumulative basis with respect to those Operating Expenses which are in the reasonable control of Landlord, including, without limitation, management fees, common area maintenance costs, building maintenance costs but specifically excluding the cost of the Harbor Bay Business Park Association security, Property Taxes, common area utilities, and insurance. For the purposes hereof, "Property Taxes" shall mean all real property taxes and assessments or governmentally imposed fees or charges (and any tax levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed or which have become a lien against the Building (which for the purposes of defining "Property Taxes" shall include the land underlying the Building), but excluding those items described on Exhibit F attached hereto. Notwithstanding anything contained herein to the contrary, if any Property Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Property Taxes shall be deemed to have been paid (including interest) in installments amortized over the maximum allowable time period, regardless of the method of actual payment by Landlord, and Tenant's percentage share of such Property Taxes shall only include those installments that would become due and payable during the Term. "Operating Expenses" shall mean: (1) the share allocable (Tenant's Percentage Share of Building) of all costs of management, operation, maintenance, and repair of the Building; (2) the share allocable (Tenant's Percentage Share of the Building) to the Premises of dues and assessments payable under any reciprocal easement or common area maintenance agreements or declarations or by any owner's associations affecting the Premises; and (3) the share allocable (Tenant's Percentage Share of Building) of all costs of management, operation, maintenance and repair of the Common Area. Notwithstanding anything to the contrary in the definition of Operating Expenses, costs incurred for or in connection with the items described on Exhibit E attached hereto shall be excluded from Operating Expenses except to the extent permitted by a specific exception set forth therein: "Base Property Taxes: shall mean those Property Taxes payable during the fiscal year ending in June of the Base Year and "Base Operating Expenses" shall mean Operating Expenses incurred by Landlord during the Base Year. Operating Expenses for both the Base Year and each subsequent calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had the total rentable area of the Building been 100% occupied. "Common Area" shall mean the approximately 5 acres of land on which the Building is located and the improvements thereon, as shown on Exhibit "B".

        (c) Commencing on January 5, 1994, Tenant shall pay to Landlord each month at the same time and in the same manner as monthly rent 1/12th of Landlord's estimate of the increase in Property Taxes and Operating Expenses from Base Property Taxes and Base Operating Expenses for the then current calendar year. Within 90 days after the close of each calendar year, Landlord shall deliver to Tenant a statement of actual Property Taxes and Operating Expenses for such calendar year. If, on the basis of such statement, Tenant owes an amount that is less than the estimated payments for such calendar year previously made by

Tenant, Landlord shall refund such excess to Tenant within 30 days after delivery of the statement. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within 30 days after delivery of the statement. The obligations of Landlord and Tenant under this subparagraph with respect to the reconciliation between estimated payments and actual Property Taxes and Operating Expenses for the last year of the term shall survive the termination of the Lease.

        (d) Tenant, at its expense, shall have the right at all reasonable times and upon reasonable notice to Landlord, to audit Landlord's books and records relating to Tenant's obligations to pay any increases in Operating Expenses and Property Taxes for any year of the term of this Lease, provided that Landlord shall not be obligated to retain its books and records for any year for more than three (3) years. If any audit conducted by Tenant discloses that Landlord has overstated Tenant's pro rata share of the Operating Expenses by more than three percent (3%) in any given calendar year, Landlord shall reimburse Tenant for reasonable costs incurred by Tenant in connection with such audit. Furthermore, Landlord shall promptly refund to Tenant all amounts overpaid, together with interest at the rate of 10% per annum.

         (e) Landlord shall promptly send to Tenant copies of all notices of changes in assessment of the Building or any portion thereof. Landlord, at its discretion, shall timely protest the amount of any assessment or the amount of any real estate tax bill, and Landlord shall credit to Tenant its proportionate share of any reduction in Property Taxes as to which Tenant has previously paid a proportionate share pursuant to this Paragraph 4. If, in Landlord's discretion, Landlord refuses to so protest, then Tenant shall have the right to contest the amount of any assessment or the amount of any real estate tax bill by instituting legal proceedings or taking such other actions as Tenant, at its option, shall deem advisable, which proceedings or other actions taken by Tenant, if instituted, shall be conducted diligently on behalf of Landlord or such other entity entitled to legal standing to initiate such proceedings or other actions. Landlord shall cooperate with Tenant in any such proceedings as may be reasonably required to enable Tenant to prosecute the same effectively. If such proceedings or other actions result in the reduction in the amount of Taxes so imposed, Tenant shall first be reimbursed for all expenses attributable to the undertaking and prosecution of any such proceedings or other actions from the amount of rebate, if any, of Taxes previously paid, and Tenant shall then be reimbursed Tenant's proportionate share of the balance of any such rebate. Such reimbursement may, in Tenant's discretion, be in the form of an offset available to Tenant against additional rent payable under this Lease.

    5. Other Taxes. Except as otherwise set forth in this Paragraph 5, Tenant shall pay or reimburse Landlord for any taxes upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises or leasehold improvements made in or to the Premises at Tenant's expense; for any taxes, assessments, fees or charges imposed by any public authority or private community maintenance association upon or by reason of the development, possession, use or occupancy of the premises or the parking facilities used by Tenant in connection with the premises; provided that Landlord shall pay any tax attributable to Tenant's immovable equipment or fixtures or tenant improvements which are intended to remain in the Premises upon expiration of the lease term, regardless of whether such items were paid for by Landlord or Tenant.

    6.   Use.

         (a) Premises shall be used and occupied by Tenant for the following:
Administration and Marketing; BioMedical Research, Development and Production; Molecular Development; Research Laboratories. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect during the term regulating Tenant's activities or the use by Tenant of the premises. Tenant shall not use or permit the use of the premises in any manner that will tend to create waste or a nuisance, or which shall tend unreasonably to disturb other tenants of the Building, nor, except as otherwise set forth in this Lease, shall Tenant place or maintain any signs on or visible from the exterior of the premises without Landlord's written consent, or use any corridors, sidewalks, or other areas outside of the premises for storage or any purpose other than access to the premises. Except as provided in Paragraph 6(b) below, Tenant shall not use, keep or permit to be used or kept on the premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause, in the reasonable judgment of the insurer of the Premises, a cancellation of any policy of insurance (including fire insurance) maintained by Landlord in connection with the premises or the Building or which would violate the terms or any covenants, conditions, or restrictions affecting the Building or the land on which it is located. Landlord hereby agrees that Tenant may install a sign above its entry to the Building and a monument sign to be located at the front of the Building, at its own cost, provided that such signage will be subject to the review and approval of Landlord, which approval shall not be unreasonably withheld, and must meet applicable city codes and signage criteria of the Covenants Conditions and Restrictions (CC&R's) referred to in Section 21 below.

         (b) Tenant shall comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of any hazardous, toxic or radioactive materials ("Hazardous Materials"). As herein use, Hazardous Materials shall, include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time-to-time, and those substances defined as "hazardous substances", "hazardous materials", "hazardous wastes", or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq. and any other governmental statues, laws, ordinances, rules, regulation, and precautions. Notwithstanding anything to the contrary set forth in this Paragraph 6 (b). Tenant shall be entitled to use, generate, store or dispose of Hazardous Materials that are used by Tenant in the ordinary course of Tenant's business and are customarily used by tenants engaging in the biotechnology business (including, without limitation, low level radioactive materials) and which are used, generated, stored or disposed of in compliance with all applicable environmental laws.

         (c) Tenant shall indemnify and hold harmless Landlord, its partners and their directors, officers, employees, shareholders, agents and assigns, any lender holding a deed of trust encumbering the Building ("Lender"), and any successors to Landlord's interest in the Building, their directors, officers, employees, shareholders, agents and assigns, from and against any and all claims, demands, liabilities, obligations, damages, actions, causes of action, judgements, liens, bonding requirements, losses, expenses, fines, charges, penalties, administrative and judicial proceedings and orders and enforcement actions of every kind (any and all of the foregoing, "Claims") as set forth in this Paragraph 6(c). This indemnification shall include, without limitation, all costs and expenses incurred in connection with any Claim, including payment of reasonable attorneys' fees incurred by Landlord in connection with the defense of any such Claim, which attorneys' fees shall be paid as incurred. Claims subject to indemnification are:

            (i) Claims directly or indirectly arising out of the presence, use, generation, release, emission, storage, discharge or disposal of Hazardous Materials by Tenant including, without limitation, all foreseeable and all unforeseeable consequential damages;

           (ii) The cost of any required or necessary repair, cleanup, detoxification of the Building, Common Areas or Premises, or removal, relocation, remediation or encapsulation of Hazardous Materials and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Building, to the full extent that such action is attributable, directly or indirectly, to the presence or use, generation, storage, release, threatened release, or disposal of Hazardous
                 Materials by Tenant, its employees, agents or invitees to the Premises on or after the date hereof.

         (d) Landlord shall indemnify and hold harmless Tenant, its directors, officers, employees, shareholders, agents and assigns, and any successors to Tenant's interest in the Premises, its directors, officers, employees, shareholders, agents and assigns, from and against any and all claims, demands, liabilities, obligations, damages, actions, causes of action, judgments, liens, bonding requirements, losses, expenses, fines, charges, penalties, administrative and judicial proceedings and orders and enforcement actions of every kind (any and all of the foregoing, "Claims") as set forth in Paragraph 6(d). This indemnification shall include, without limitation, all costs and expenses incurred in connection with any Claim, including payment of reasonable attorneys' fees incurred by Tenant in connection with the defense of any such Claim, which attorneys' fees shall be paid as incurred. Claims subject to indemnification are:

            (i) Claims directly or indirectly arising out of the presence, use, generation, release, emission, storage, discharge or disposal of Hazardous Materials not caused by Tenant including, without limitation, all foreseeable and all unforeseeable consequential damages;

           (ii) The cost of any required or necessary repair, cleanup, detoxification of the Building, Common Areas or Premises, or removal, relocation, remediation or encapsulation of Hazardous Materials and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Building, to the full extent that such action is attributable, directly, or indirectly, to the presence or use, generation, storage, release, threatened release, or disposal of Hazardous
                 Materials not caused by Tenant, its employees, agents or invitees to the Premises on or after the date hereof.

The indemnification obligation contained herein shall survive termination of the Lease.

    7.   Utilities.

         (a) Tenant shall pay for all water, sewer, gas, electricity, heat, cooling energy, telephone, refuse collection, alarm monitoring services, and other utility-type services furnished to Tenant or the premises, together with all related installations or connection charges or deposits. All such services shall be separately metered or charged to Tenant by the provider thereof and paid for directly by Tenant. Tenant shall cause all such utilities to be physically separated and separately metered and Landlord hereby grants to Tenant such non-exclusive easements as may be necessary in, on and over the Building for construction, access, maintenance and repair with respect to any and all utility conduits, lines and piping from the point where such utilities reach the Building's perimeter, up to and across the exterior of the Building's roof and into the Premises; provided, that to the extent Tenant disturbs any portion of the Building as a result of such construction, maintenance or repair, Tenant shall restore such portion of the Building to its original condition (but Tenant shall not have to remove any such conduits, lines or piping). To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with the provision of such services based on Landlord's reasonable estimate of the level of Tenant's use or consumption of such services. Landlord shall bill Tenant on a monthly or other periodic basis for such services and payment shall be made by Tenant within 30 days after submittal of Landlord's statement.

         (b) Except as set forth in the immediately succeeding sentence, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting therefrom, and there shall not be any rent abatement, by reason of any interruption or curtailment whatsoever in utility services. If Tenant is unable to obtain any of the Building's sanitary, electrical, heating, air conditioning, water of other essential systems serving the Premises (collectively, "Essential Services") for reasons within the reasonable control of Landlord, and such inability causes Tenant to cease operations in the Premises for a period of five (5) consecutive business days, the Rent shall be abated based upon the extent to which such inability to obtain Essential Services materially impairs Tenant's ability to carry on its business in the Premises. Such abatement shall continue until the Essential Services have been restored so that lack of any remaining services no longer materially impairs Tenant's ability to carry on its business in the Premises. In the event of any stoppage or interruption of Essential Services to the Premises for reasons with the reasonable control of Landlord, Landlord shall use its best efforts to restore Essential Services to the Premises as soon as possible; provided, however, Tenant shall have the right, at is option, to terminate this Lease by written notice to Landlord if such failure to provide Essential Services by Landlord continues for any reason (other than the actions of Tenant, its employees, licensees or invitees) for more than thirty (30) consecutive calendar days (subject to Unavoidable Delays) and such failure materially impairs Tenant's ability to carry on its business in the Premises. Such notice by Tenant to Landlord shall be effective ten (10) days from the date of receipt of such notice by Landlord. For the purposes of this Paragraph 7(b), an "Unavoidable Delay" shall mean a delay that is unavoidable and a direct result of delays by Tenant, acts of God, strikes, civil commotion, fire, earthquake, governmental restrictions, regulation or controls (including delays attributable to the actions and requirements of federal, state and local agencies and any architectural review board or similar body having jurisdiction over the Harbor Bay Business Park, respecting issuance of building permits, utility hookup permits and/or like matters) or other similar conditions which are beyond the reasonable control of Landlord. If a delay occurs as provided in this Paragraph 7(b), unless Landlord shall give notice to Tenant of its claim to extension of time within ten (10) days after the event giving rise to such claim shall have occurred, there shall be excluded in computing the number of days by which the time for performance of the act in question shall be extended, the number of days in excess of ten (10) days which shall have elapsed between the occurrence of such event and the actual giving of such notice.

    8.   Maintenance, Repairs and Alterations.

         (a) Subject to the provisions of Paragraph 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations and exterior walls and roofs of the Building and all common areas within the Building not leased to tenants and the Common Areas. If Landlord fails to commence performance of its obligations hereunder within 30 days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform necessary repairs, then Tenant reserves the right to make repairs due to Landlord's failure to keep the premises or the Building in good order, condition, and repair. In the event Tenant completes such repairs, Landlord shall reimburse Tenant for all costs incurred within 30 days of invoice. If Landlord has not made reimbursement to Tenant within 30 days, Tenant shall have the right to offset the rent to the extent of the cost for repairs.

         (b) Tenant shall, at Tenant's expense, maintain the interior portion of the Premises (including, but not limited to, all plumbing and electrical connections, outlets and lightbulbs) in good condition and repair. If Tenant fails to do so within thirty (30) days after notice by Landlord specifying wherein Tenant has failed to perform necessary repairs, Landlord may, but shall not be required to, enter the Premises and put them in good condition, and Landlord's cost thereof shall automatically become due and payable as additional rent. Tenant shall be responsible for the provision, at its own expense, of appropriate janitorial services for the Premises. Tenant shall also cause to be maintained, at its expense and in good operating condition and repair all heat, ventilating, and air-conditioning equipment serving the Premises and for Tenant's sole use. At the expiration of the term, Tenant shall deliver up possession of the premises in good condition and repair, only ordinary wear and tear and damages by casualty or Landlord's acts expected.

         (c) Tenant shall have the right to alter the premises without Landlord's consent so long as the work is non-structural and does not adversely impact HVAC, electrical, or plumbing systems of the adjacent tenant. Tenant shall be required to submit a set of governmentally approved plans to Landlord and there shall be no fee assessed by Landlord or Landlord contractors to review alteration plans. Landlord's approval of any proposed alterations requiring Landlord's consent shall not be unreasonably withheld. If the work is structural, Landlord shall not unreasonably withhold consent unless in Landlord's reasonable discretion such work would effect the future leaseability of the Premises or other premises within the Building. Tenant shall have no obligation to restore Premises to the original condition at termination of the Lease.

         (d) If tenant's work requires Landlord's consent, Tenant shall submit to Landlord complete drawings and specifications describing such work and the identity of the proposed contractor. As a condition to giving such consent, Landlord may, among other things, require that Tenant remove any such alterations, improvements or additions at the expiration of the term, and to restore the premises to their prior condition. Before commencing any work relating to alterations, additions or improvements affecting the premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish such information as shall reasonably be requested by Landlord substantiating Tenant's ability to pay for such work. Landlord shall then have the right at any time and from time-to-time to post and maintain on the premises such notices as Landlord reasonably deems necessary to protect the premises and Landlord from mechanic's liens or any liens. In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the premises. If any mechanic's liens are levied against the Premises or the Building for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed by or on behalf of Tenant, then Tenant shall have the right, in good faith, to contest the validity of any such liens at its sole expense. In such case Tenant shall defend itself and Landlord against the same and any adverse judgment that may be rendered thereon, and if such dispute is not resolved and such lien removed within thirty (30) days after the date such lien is filed against the Premises or the Building (or such shorter period of time as may be required by Landlord's Lender as stated to Tenant in a notice from Landlord), then Tenant shall furnish to Landlord a surety bond reasonably satisfactory to Landlord, and in form and substance sufficient to comply with the provisions of Section 3143 of the California Civil Code, in an amount not less than one and one-half times the amount of such contested line (or other security reasonably satisfactory to Landlord). (If Tenant shall fail to provide such security, Landlord may, but shall not be obligated to, obtain such security and Tenant shall immediately reimburse Landlord for all costs so incurred by Landlord.) Work of any character performed by or on behalf of Tenant shall be done in a first-class, workmanlike manner, shall not unreasonably lessen the value of the leasehold improvements in the premises, and shall be completed in compliance with all applicable laws, ordinances, regulations, and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the premises and the Building. Upon Landlord's request, Tenant shall remove any contractor, subcontractor, or material supplier from the premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building, or material damage to the premises, or Building. Unless Landlord requires their removal, as set forth above, all alterations, improvements, or additions which may be made on the premises shall become the property of Landlord and remain upon and be surrendered with the premises at the expiration of the term.

    9.   Insurance and Indemnity.

         (a) Tenant shall obtain and maintain during the term of this Lease commercial general liability insurance with a combined single limit for personal injury and property damage in a form and with carriers reasonably acceptable to Landlord in an amount not less than $1,000,000, and employer's liability and workers' compensation insurance as required by law. Tenant's commercial general liability insurance policy shall be endorsed to provide that (i) it may not be cancelled or altered in such a manner as adversely to affect the coverage afforded thereby without 30 days' prior written notice to Landlord, (ii) mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (b) below are approved, and (iii) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the reasonable opinion of Landlord's insurance adviser, based on what is customary for tenants operating businesses similar to Tenant in buildings within Harbor Bay Business Park similar to the Building, the specified amounts of coverage are no longer adequate, such coverage shall be appropriately increased; provided, that no such increase shall take place during the initial 5 year term of this Lease. Prior to the commencement of the term, Tenant shall deliver to Landlord a duplicate of such policy or a certificate thereof to Landlord for retention by it, with endorsements, and at lease 30 days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord a replacement or renewal binder, followed by a duplicated policy or certificate within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policy or certificate as herein required, Landlord may, at its election, with notice to Tenant and without any obligation to do so, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord. Landlord, throughout the term of this Lease, will insure the Building and the property against damage by fire and standard extended coverage perils (to the extent of at least 90% of full replacement value) and public liability insurance, loss of rental income insurance, and such other coverages as Landlord reasonably deems prudent or advisable.

         (b) Landlord hereby waives all claims against Tenant, and Tenant's officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or required to be maintained by Landlord under this Lease or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord's officers, directors, partners, employees, agents, and representative for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against, but for any deductible amount under any such policy. Each party shall provide to the other party upon request evidence of such party's insurance company's waiver of subrogation as set forth in this Paragraph 9 (b).

         (c) As this Lease does not involve the public interest and insurance is available to Tenant which will protect it against such claims, damage, injury or death, Tenant hereby waives all claims against Landlord for damage to any property or injury to or death of any person in, upon or about the premises or the Building arising at any time and from any cause. Tenant shall hold Landlord harmless from and defend Landlord against all claims (except such as arise from the sole negligence or willful misconduct of Landlord, its agents, employees, or contractors) (i) for damage to any property or injury to or death of any person arising from the use of the Premises by Tenant, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents, or contractors in, upon or about those portions of the Building other than the Premises. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this Paragraph 9)c) shall survive the termination of this Lease with respect to any damage, injury, or death occurring prior to such termination.

         (d) Landlord shall hold Tenant harmless from and defend Tenant against all claims (except such as arise from the sole negligence or willful misconduct of Tenant, its agents, employees, or contractors) arising out of or in any way connected with this Lease, including, without limitation, damage to any property or injury to or death of any person. The foregoing indemnity obligation of Landlord shall include reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Tenant from the first notice that any claim or demand is to be made or may be made. The provisions of this Paragraph 9(d) shall survive the termination of this Lease with respect to any damage, injury, or death occurring prior to its termination.

    10.  Damage or Destruction.

         (a) Subject to the provisions of Paragraph 10(b) and 10(c) below, if, during the term of this Lease, the Building or the Premises are totally or partially destroyed from any casualty, Landlord shall restore the Building and the Premises to substantially the same condition as they were in immediately before the destruction. Landlord's obligation shall not include repair or replacement of Tenant alterations or Tenant's equipment, furnishings, fixtures and personal property.

         (b) The provisions of Paragraph 10(a) to the contrary notwithstanding, if as a result of such destruction, Landlord decides to demolish the Building rather than rebuild it, Landlord shall have the election to terminate this Lease as of the date of the destruction; provided, however, that Landlord may only elect to demolish the Building if the estimated cost to repair the damage exceeds fifty percent (50%) of the full replacement cost of the Building. Such election shall be made by Landlord within 30 days after such destruction.

         (c) If any destruction occurs to the premises during the last six (6) months of the initial term of this Lease or during the last six (6) months of any extension period which materially interferes with Tenant's use of the Premises, Landlord or Tenant can elect to terminate this Lease within thirty
(30) days after the destruction occurs, otherwise the provisions of Paragraph 10(a) shall apply.

         (d) In the event of destruction or damage to the premises which materially interferes with Tenant's use of the premises, if this lease is not terminated as above provided, there shall be an abatement or reduction of rent between the date of destruction and the date Landlord substantially completes is reconstruction obligations, based upon the extent to which the destruction interferes with Tenant's use of the Premises, but all other obligations of Tenant under this Lease shall remain in full force and effect. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the premises or any work of repair undertaken as herein provided, however, Landlord and Tenant agree that if Landlord fails to commence such reconstruction within 90 days after the date of destruction or is unable to substantially complete its reconstruction obligations within 180 days of the date of destruction, Tenant may, at Tenant's option, terminate this Lease.

         (e) The provisions of California Civil Code Sections 1932(2) and 1933(4), and any successor statutes, are inapplicable with respect to any destruction of the premises, such sections providing that a lease is terminated upon the destruction of the premises unless otherwise agreed between the parties to the contrary.

         (f) If this Lease terminates pursuant to any of the provisions of this Paragraph 10, the Lease shall be deemed to have terminated as of the date of such destruction and Tenant shall receive any rent previously paid by Tenant that is attributable to the period after the date of such destruction. It is also understood and agreed between Landlord and Tenant that if Landlord is obligated to or elects to repair or restore the Building or the Premises as herein provided, Tenant shall be obligated to make repairs or restoration to those portions of said Premises which were originally constructed by Tenant, and Landlord shall make available to Tenant any and all insurance proceeds received by Landlord that were paid pursuant to insurance carried by Landlord for the purpose of insuring such portions of the Premises against casualty. All repairs by Landlord shall be of equal quality of materials, finishes and density as when the Lease term commenced.

    11. Eminent Domain. If all or any part of the Building, Common Areas or Premises shall be taken as a result of the exercises of the power of eminent domain, condemnation or is conveyed in lieu of any such taking, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of partial taking, Tenant shall have the right to terminate this Lease as to the balance of the premises by notice to Landlord within 30 days after such date if the portion of the Premises, Building or Common Areas taken shall be of such extent and nature as substantially to handicap, impede or impair in Tenant's reasonable judgement Tenant's use of the balance of the premises for Tenant's purposes or if such taking materially reduces the parking ratio set forth in Paragraph 25. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith; provided, however, that Tenant and its representatives shall have the right to participate in any negotiations with respect to the amount or allocation of such award to which Tenant is entitled pursuant to this Paragraph 11. Payment for the award shall be made by Landlord to Tenant in an amount equal to that part, if any, of the aggregate award which is paid by the condemnor or awarded by the court for: (1) the value of any immovable trade fixtures or improvements in the Premises paid for by Tenant, (2) the leasehold value of of this Lease, and (3) any amount representing Tenant's removal or relocation costs or anticipated or lost profits, or damages to any personal property, or detriment to the business of Tenant, or any consequential, incidental or special damages to Tenant. If this Lease is not terminated and if the Premises, Building or Common Areas have been damaged as a result of a partial taking, Landlord shall as soon as practically possible repair the Premises, Building and Common Areas to an architectural unit as nearly as compatible to the unit existing just prior to the taking or damage; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the personal property of Tenant or to make any repairs or restoration of any alterations, additions, fixtures and improvements installed on the Premises, and Landlord shall make available to Tenant any and all condemnation proceeds attributable to the portions of the Premises that originally constructed by Tenant. In the event of a partial taking which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced on a square footage basis. Notwithstanding anything to the contrary Landlord's share of any such award shall not be less than its cost in the Building and recovery of all its tenant improvement costs and leasing commissions.

    12.  Assignments and Subletting.

         (a) Tenant shall not assign this Lease or any interest herein or sublet the premises or any part thereof without the prior consent of Landlord, which consent shall not be unreasonably withheld; Tenant shall not hypothecate this Lease or any interest herein or permit the use of the premises by any party other than Tenant without the prior consent of Landlord; which consent may be withheld by Landlord in its absolute discretion. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without consent of Landlord. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate the Lease if not cured within 30 days. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord and which is obtainable by Tenant concerning the proposed transaction and the parties involved therein.

         (b) Without limiting the other instance in which it may be reasonable for Landlord to withhold its consent to as assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

                  (1) if the proposed assignee of sublessee is a governmental agency which is incompatible with other business users;

                  (2) if, in Landlord's reasonable judgement, the use of the premises by the proposed assignee or sublessee (if different from that permitted hereunder) would entail any alterations which would lessen the value of the leasehold improvements in the premises, or would require increased services by Landlord which will be unrecoverable;

                  (3) if, in Landlord's reasonable judgement, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other Biotech tenants under leases with comparable terms, or the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other Biotech tenancies in the Harbor Bay Business Park (the "Park");

                  (4) in the case of a subletting of less than the entire premises, if the subletting would result in the division of the premises into more than two subparcels, would create a subparcel of a configuration that is not suitable for normal leasing purposes; or

                  (5) if at the time consent is requested an Event of Default has occurred and is continuing under Paragraph 13 below.

         (c) If at any time or from time-to-time during the term of the Lease Tenant desires to sublet all or any part of the premises, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within 20 days after Tenant's notice is given, either to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice. If Landlord does not exercise such option, Tenant shall be free to sublet such space to any third party on the same terms set forth in the notice given to Landlord, subject to obtaining Landlord's prior consent as hereinabove provided. If Landlord does exercise such option, Tenant shall have ten (10) days after receipt of Landlord's notice exercising such option to rescind Tenant's notice of the proposed subletting in which case Landlord shall not be entitled to sublet such space.

         (d) Notwithstanding the provisions of Paragraph 12 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof, with notice to Landlord but without the necessity of Landlord's consent, to any corporation that controls, is controlled by or is under common control with Tenant, to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity that acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises.

         (e) No sublessee (other than Landlord if it exercises its option pursuant to subparagraph (c) above) shall have a right further to sublet, or assign without Landlord's prior consent in the same manner as if Tenant were entering into a new sublease or assignment.

         (f) All sums or other economic consideration actually received by Tenant from a sublessee or assignee shall be divided 50% to Landlord and 50% to Tenant after first deducting (i) the rental due hereunder, prorated to reflect only rent allocable to the assigned or sublet portion of the premises; (ii) the cost of any real estate commissions incurred in connection with such sublet or assignment; (iii) the cost of any improvements required for the Subtenant amortized over the term of the Lease; (iv) the cost of carrying the Premises during the period of vacancy directly caused by construction of improvements required by Subtenant; (v) reasonable advertising fees and reasonable counsel fees incurred with respect to such subletting or assignment; (vi) costs, if any, paid by Tenant to Landlord pursuant to the provisions of Paragraph 12 (h);
(vii) the cost of any utilities, janitorial services and other services provided to the subtenant or assignee to the extent paid by Tenant; and (viii) any other reasonable and necessary expenses incurred by Tenant in connection with such subletting or assignment, provided such costs are amortized over the term of the Lease.

         (g) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

         (h) In the event Tenant shall request the consent of Landlord to any assignment or subletting then Tenant shall pay up to $300.00 of Landlord's reasonable attorneys' fees incurred in connection therewith.

    13.  Default by Tenant.

         (a) The following events shall constitute Events of Default under this
Lease:

                  (1) a default by Tenant in the payment of any rent or other sum payable hereunder for a period of 10 days after written notice thereof from Landlord;

                  (2) a default by Tenant in the performance of any of the other terms, covenants, agreements, or conditions contained herein and, if the default is curable, the continuation of such default for a period of 10 days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than 10 days to remedy;

                  (3) the bankruptcy or insolvency of Tenant, any transfer by Tenant in fraud of creditors, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within 60 days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant where possession is not restored to Tenant within 30 days; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution where such levy is not discharged within 30 days; and

                  (4) the abandonment of the premises for more than 90 consecutive days.

         (b) Upon the occurrence of any Event of Default by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, do any of the following:

                  (1) Landlord shall have the right, so long as such Event of Default continues, to given notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

                  (2) In the event of any such termination of this Lease, Landlord may then or at any time thereafter, re-enter the premises and remove therefrom all persons and property and again repossess and enjoy the premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

                  (3) In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damage which Landlord may recover in event of such termination shall include, without limitation, (i) the reasonable worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (ii) all reasonable legal expenses and other related costs incurred by Landlord following Tenant's default, (iii) all reasonable costs incurred by Landlord in restoring the premises to good order and condition, or in remodeling, renovating or otherwise preparing the premises for reletting, and
(iv) all reasonable costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the premises.

                  (4) For the purpose of determining the unpaid rent in the event of a termination of this Lease, or the rent due hereunder in the event of a reletting of the premises, the monthly rent reserved in this Lease shall be deemed to be the sum of the rental due under paragraph 3 above and the amounts last payable by Tenant pursuant to paragraph 4 above.

                  (5) After terminating this Lease, Landlord may remove any and all personal property located in the premises and place such property in a public or private warehouse provided that any warehouse or storage facility is leased at competitive market rates for storage facilities available in Alameda County or elsewhere at the sole cost and expense of Tenant.

         (c) Even though Tenant has breached this Lease and abandoned the premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this lease, including the right to recover rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession.

         (d) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

    14. Defaults by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than 10 days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than 10 days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 10 day period and thereafter diligently prosecutes the same to completion. In the event of the occurrence of any default by Landlord with respect to any term, covenant or condition of this Lease on the part of Landlord to be performed, which default is not cured within the appropriate cure period, then Tenant may perform any such term, covenant and condition for the account and on behalf of Landlord and further shall have all rights available to tenants in law and equity to (i) procure Landlord's performance hereunder, (ii) bring an action for damages, and (iii) seek declaratory relief as to the parties' respective rights and obligations under this Lease. In the event that Tenant performs any term, covenant or condition on account and on behalf of Landlord, Landlord shall promptly reimburse Tenant for all costs thereby incurred, including reasonable costs of administration and management, together with interest on any unpaid amount at the rate of ten percent (10%) per annum from the date which is ten (10) days after the date Landlord receives Tenant's demand therefor until paid. If Landlord fails to make such repayment, in addition to any other rights it may have, Tenant shall have the right to offset the cost to Tenant of such performance for the account of Landlord from the basic rent or additional rent due hereunder. In addition, except as otherwise set forth in this Lease, including any other provision of this Lease in which Tenant is given the right to terminate this Lease, if Landlord does not cure a default or perform any obligations required of Landlord under this Lease within 180 days of notice by Tenant, provided that such default or obligation can be cured or performed within such time period, Tenant will have the right, at Tenant's option, to terminate this Lease.

    15. Security Deposit. On execution of this Lease Tenant shall deposit with Landlord the sum specified in the Basic Lease Information (the "deposit"). The deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease, Landlord may use, apply, or retain all or any portion of the deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the deposit, then within 10 days after demand therefore Tenant shall deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the premises. No trust relationship is created herein between Landlord and Tenant with respect to the deposit.

    16.  Estoppel Certificate.

         (a) Tenant shall at any time upon not more than 10 days' prior notice from Landlord execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (ii) the date to which the rent, security deposit, and other sums payable hereunder have been paid, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any, which are claimed, and (iv) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.

         (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant, (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

         (c) If Landlord desires to finance or refinance the Building, Tenant agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth. Tenant agrees to provide financial statements so long as Landlord ensures that said financial statements are confidential and used only for the purposes of refinancing the Building.

    17. Subordination. This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the premises shall not be disturbed except pursuant to the provisions of this Lease after an Event of Default, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.

    18. Attorneys' Fees. If either party commences legal proceedings in order to secure compliance with any of the provisions of this Lease or to recover damages for breach of any such provisions, or to terminate this Lease or pursue any remedy available hereunder (including eviction of Tenant), the prevailing party in such legal action shall be entitled to recover its attorneys' fees and costs in such amount as the court may adjudge reasonable.

    19. Non-Discrimination. Tenant covenants for itself, its heirs, executors, administrators, and assigns, and all persons claiming under or through it, and this Lease is made and accepted by it subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the premises herein leased nor shall the Tenant itself, or any such person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, subtenants, or vendees in the premises.

    20. Notices. All notices, consents, demands, and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given (i) 24 hours after being deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, (ii) 24 hours after being deposited with a recognized courier service guaranteeing overnight delivery; or (iii) on the date of personal delivery, and addressed as follows: to Landlord at the address specified in the Basic Lease Information, or to such other place and with such other copies as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the premises.

    21. Conditions, Covenants, & Restrictions. Tenant shall faithfully observe and strictly comply with all of the provisions contained in that certain Declaration of Covenants, Conditions and Restrictions for the Harbor Bay Business Park dated March 24, 1983, and recorded March 29, 1983, in the Official Records of Harbor Bay Isle Associates, a California general partnership, who is the declarant thereunder (the "Declaration") and Tenant agrees that this Lease is subject to and subordinate to the same. Upon reasonable prior notice, Tenant shall allow Landlord, or its agents or representative, access to the Premises for the purpose of performing and complying with all of the provisions of the Declaration; provided that Landlord shall not unreasonably interfere with Tenant's use and occupancy of the Premises.

    22. Rules and Regulations. Rules and Regulations for the Premises, Building and Complex are attached hereto as Exhibit "D" and made a part hereof (the "Rules and Regulations"). Landlord reserves the right to amend and supplement the Rules and Regulations at any time. Tenant agrees to faithfully comply with and observe all Rules and Regulations, as same may be amended or supplemented from time-to-time, and failure by Tenant to do so shall be deemed a material breach of this Lease. In no event shall Landlord be liable for its failure to enforce any Rules or Regulations as to any other tenant of the Complex, nor shall Landlord be liable for the conduct of any such tenants. In the event of any conflict between the terms of this Lease and the Rules and Regulations, the terms of this Lease shall control. Notwithstanding the foregoing, Landlord agrees that it will not change or modify the Rules and Regulations in any way that (i) reduces the specific obligations of Landlord to perform under the terms and conditions of this Lease, (ii) increases the specific obligations of Tenant to perform under the terms and conditions of this Lease, (iii) materially interferes with Tenant's use and enjoyment of the Premises, or (iv) materially interferes with the conduct of Tenant's normal business. Landlord agrees to apply and administer the Rules and Regulations in a fair and nondiscriminatory manner. Should any tenant in the Building receive any waiver or special dispensation from Landlord with regard to the Rules and Regulations, Tenant shall be entitled upon request to a similar waiver or special dispensation.

    23. Aircraft Noise. Tenant acknowledges that Landlord has informed Tenant that noise produced by aircraft used at Metropolitan Oakland International Airport (the "Airport") which adjoins the Building may be heard at the Premises. Tenant further acknowledges that Landlord has informed Tenant that the Premises are subject to a recorded noise easement and release whereby the owners of the airport are released from any claims or lawsuits for damages by any persons or entities using the Building, including, without limitation, Tenant, with respect to airport operations including, without limitation, aircraft related noise. Tenant hereby agrees to indemnify, defend, protect and hold Landlord and its agents, employees, representatives, partners, officers, directors and shareholders harmless from and against any claim, loss, cost damage or expense, including, without limitation, attorneys' and paralegals' fees and costs and court costs, arising out of or incurred in connection with any claim, loss cost, damage or expense incurred by Tenant, or its agents, representatives, employees, invitees, guests or affiliates, arising out of or in connection with such airport operations including, without limitation, aircraft related noise.

    24. Common Area. Tenant, its employees, invitees, agents and guests are hereby granted the non-exclusive use of the (i) Building common area and (ii) that portion of the Common Areas provided by Landlord for parking automobiles and for ingress and egress to the Building, Premises and the Common Areas; provided, however, Landlord reserves the right to restrict or prohibit the use of any Common Area for reasons of maintenance, repair or safety on a temporary basis as long as Landlord provides sufficient parking and access to the Building and Premises for Tenant's employees, guests and invitees.

    25. Parking. Landlord shall provide within the Common Areas parking for automobiles and such parking shall be in such designated areas on a non-reserved basis only. Landlord reserves the right to (i) designate, from time-to-time, parking space for guests and invitees of tenants of the Building and (ii) alter and change the configuration of parking areas including, without limitation, installation of gate controls. There shall be no imposition of parking fees during the term of the lease unless imposed by governmental regulations. Landlord may, at its option, and subject to obtaining the approval of the City of Alameda and the tenant adjacent to the Premises, make certain modifications to the existing handicapped parking spaces allocated in front of Tenant's premises to spread them more evenly across the front of the parking area.

    26.  General Provisions.

         (a) This Lease shall be governed by and construed in accordance with the laws of the state of California.

         (b) the invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         (c) This Lease contains all agreements of the parties with respect to any matter mentioned herein and only may be modified in writing, signed by the parties.

         (d) No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         (e) If Tenant remains in possession of the premises or any part thereof after the expiration of the term with the consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of 125% the last month's rental during the term plus all other charges payable hereunder, and upon all of the terms hereof.

         (f) Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors, and assigns.

         (g) Landlord and Landlord's agents shall have the right to enter the premises at reasonable times upon reasonable notice for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements, or additions to the premises or to the Building as Landlord may deem necessary or desirable; provided, that in the event that Landlord's access to the Premises or performance of work therein or elsewhere in the Building or Common Areas materially interferes with the conduct of Tenant's business for a period of five (5) consecutive business days, the Rent shall be abated based upon the extent to which such access to the Premises or performance of work therein or elsewhere in the Building or Common Areas materially impairs Tenant's ability to carry on its business in the Premises. Such abatement shall continue until such access to the Premises or work conducted therein or elsewhere in the Building or Common Areas by Landlord no longer materially impairs Tenant's ability to carry on its business in the Premises. Tenant shall not be entitled to such an abatement to the extent that Landlord's access to the Premises or work conducted therein or elsewhere in the Building or Common Areas are caused by Tenant, its employees, contractors, agents, licensees or invitees. Tenant shall have the right, at its option, to terminate this Lease by written notice to Landlord if such access to the Premises or work conducted therein or elsewhere in the Building or Common Areas by Landlord continues for any reason (other than the actions of Tenant, its employees, contractors, agents, licensees, or invitees) for more than thirty
(30) consecutive calendar days (subject to Unavoidable Delays as defined in Paragraph 7(b)) and such access to the Premises or work conducted therein or elsewhere in the Building or Common Areas materially impairs Tenant's ability to carry on its business in the Premises. Such notice by Tenant to Landlord shall be effective ten (10) business days from the date of receipt of such notice by Landlord. Landlord may at any time during the last 120 days of the term place on or about the premises any ordinary "For Lease" sign.

         (h) Tenant shall not conduct any auction at the premises without Landlord's prior consent.

         (i) The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant's default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

         (j) If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors and that this Lease is binding upon the corporation in accordance with its terms. Each individual executing this Lease on behalf of Landlord represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with Landlord's partnership agreement and that this Lease is binding upon Landlord in accordance with its terms.

         (k) The term "Landlord" as used herein means the then owner of the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord hereunder, except for acts or omissions of Landlord theretofore occurring.

         (l) The term "day" as used herein means a calendar day.

         (m) The obligations of Landlord under this Lease do not constitute personal obligations of the partners, directors, officers, shareholders or trustees of Landlord, Tenant shall look solely to Landlord and its assets for the realization of any claims against Landlord and not to the assets of any of the partners of Landlord, and Tenant expressly waives any and all right to proceed against any of its partners or the officers, directors, trustees, shareholders, agents, or employees of any such partners, except to the extent of their interest in Landlord.

         (n) Subject to Paragraph 5, on request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment of Tenant's business personal property taxes and deliver copies of such business personal property tax bills to Landlord.

         (o) Tenant and Landlord each warrant that CUSHMAN & WAKEFIELD is the only real estate broker or agent with whom it dealt in connection with the negotiation of this Lease and that Landlord and Tenant know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord agrees to pay to CUSHMAN & WAKEFIELD all commissions earned in connection with the negotiation of this Lease.

    27. Addendum. In the event of any inconsistency between the terms of this Lease and the terms of the Addendum, the terms of the Addendum shall control.

    28. Exhibits. The exhibits and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof.

         IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.

TENANT:                                 LANDLORD:

Avigen, Inc.                            1201 HARBOR BAY PARTNERSHIP
a Delaware corporation                  a California General Partnership

                                        Empire Alameda Inc
                                         a general partner

BY: /s/ John Monahan                    BY: /s/ [Illegible]
   -------------------------               ----------------------------

ITS: CEO & President                    ITS:  President
    ------------------------                ---------------------------

DATE:  11/20/92                         DATE: 11/23/92
     -----------------------                 --------------------------

                               ADDENDUM TO LEASE

    THIS ADDENDUM TO LEASE ("Addendum") is dated as of September 15, 1992, and is made between 1201 HARBOR BAY PARTNERSHIP, a California general partnership ("Landlord") and AVIGEN, INC., a Delaware corporation ("Tenant") to be a part of that certain Lease with the same date between Landlord and Tenant ("Lease") covering the approximate 23,000 rentable square foot premises located in the building commonly known as 1201 Harbor Bay Parkway, Alameda, California (the "Building"). Any capitalized terms used, but otherwise not defined herein, shall have the meaning as defined in the Lease. Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

1.       Rent Schedule

         Base rent, exclusive of utilities and janitorial will be as follows:

         Months                 Rent
         ------                 ----

          1-27                  $1.32
         28-48                  $1.42
         49-60                  $1.52

         However, if Tenant occupies additional space prior to month 28, Tenant shall pay rent of $1.32 per square foot per month.


2.       Tenant Improvement Allowance

         Landlord shall contribute $736,000 ($32 psf X 23,000 sf) as their tenant improvement allowance. Funds for tenant improvements will be placed by Landlord and Tenant in an escrow account with Bank of America Alameda Main Branch and construction draws will be made in accordance with standard industry practice between lending agencies and general contractors. Additional tenant improvements and equipment needed by Tenant will be funded by Tenant and paid in accordance with the work letter attached hereto as Exhibit C. It is understood that the total cost will exceed $1,500,000 and that a detailed cost breakdown will be supplied to Landlord. Tenant's deposit into escrow shall be the greater of $736,000 or the difference between total cost less $736,000. In no event shall the Landlord contribute more than 50% of the cost of tenant improvements that remain with the building at the end of the Lease, or any earlier lease termination, Tenant will hire its own general contractor (Sim/Tech - Simon Gundelson) to develop the space. Landlord's review of plans, construction drawings or construction shall be Landlord's sole cost.

         Over the course of construction, Sim/Tech and Tenant will need Landlord approval to access the roof and install equipment as well as access for maintenance thereafter and Landlord hereby provides to Tenant and its contractors a non-exclusive easement for such purposes.

3.       Option to Lease Additional Space

         Provided Tenant is in actual physical occupancy of at least two thirds of the rentable area comprising the Premises and no Event of Default has occurred and is continuing under the Lease, Tenant shall have an option to lease not less than 7,500 sf in 1201 Harbor Bay Parkway or Parkway Centre buildings 1301, 1311, 1321, or 1351 Harbor Bay Parkway.

         By written notice to Landlord between June 1, 1996 and December 1, 1996, Landlord will attempt to make available space consisting of 7,500 plus or minus 10% contiguous rentable square feet within 6 months of Tenant's written notice, in a location and configuration selected by Landlord in its sole discretion (the "Available Space"); provided, however, that such space shall be of a configuration which is consistent with sound space planning principles, including without limitation those affecting exterior window exposure for such space, if applicable and if the offered space is at 1201 Harbor Bay Parkway, it shall have direct access to other space leased by Tenant. If Tenant accepts the Available Space (which Tenant shall do by giving Landlord written notice within ten (10) days after Landlord advises Tenant as to the location and configuration of such space), Landlord and Tenant shall enter into an Addendum to this Lease which shall provide that Tenant is leasing the Available Space on the same terms as this Lease except as expressly stated in this Paragraph 3 to the Addendum to the Lease. Tenant shall be obligated to pay the lesser of the then existing rent with respect to the Premises or 95% of the then FMV as defined in Paragraph 5 below. Rent shall commence upon receipt of a certificate of occupancy from the City of Alameda. If Landlord cannot deliver the Available Space as required by this Paragraph 3, Tenant's only remedy shall be to cancel the Lease on a 120 day written notice or continue to lease the Premises pursuant to the terms of this Lease.

         In the event Tenant doesn't need expansion space during the above timeframe, Landlord shall make the best efforts to accommodate Tenant in the event expansion space is required.

4.       Non-Disturbance Agreement

         The effectiveness of this Lease is conditioned upon Landlord obtaining the consent to this Lease from Landlord's Lender (CalFed) and Lender delivering to Tenant a non-disturbance agreement in form acceptable to Tenant within ten (10) business days from the date of full execution of this Lease. If the conditions set forth in this Paragraph 4 are not satisfied within such ten (10) business day period then either party shall have the right to terminate this Lease by notice to the other, in which event neither party shall have any further liability to the other.

5.       Right to Extend the Lease

         Tenant shall have two 5 year options to extend the lease term. The options to extend shall be exercisable by Tenant prior to termination of the initial term or any subsequent terms by notifying Landlord in writing of their intent to renew 180 days prior to lease expiration. The gross rental rate for the lease option(s) shall be 95% of the then Fair Market Value (FMV) but not less than the rental rate for the previous 12 months and not more than an accumulated increase of an average of 4% per annum. The determination of FMV shall be made as follows: Landlord shall propose a fair market rental value and shall notify Tenant of its determination upon offering Available Space or 120 days prior to the expiration of the initial term or any option term of the Lease, as the case may be. Tenant shall have fifteen (15) business days from the date of Landlord's notice within which to accept or reject Landlord's determination. If Tenant rejects Landlord's determination by written notice to Landlord, and the parties are unable to thereafter agree within fifteen (15) business days, then each of the parties shall, within fifteen (15) business days of Tenant's notice of rejection, appoint a M.A.I. appraiser familiar with the Harbor Bay Business Park and with no less than ten years experience in the geographical area of the Building. If either Landlord or Tenant shall fail to appoint an M.A.I. appraiser so qualified, then the single appraiser appointed shall be the sole appraiser and determine the fair market rental value of the Premises or the Available Space, as the case may be. In the event each party appoints an appraiser, such appraisers shall within thirty days after the appointment, complete their determinations of fair market rental value and furnish the same to Landlord and Tenant. If the low appraisal varies from the higher appraisal by 10% or less of the higher appraisal, the fair market rental value shall be the average of the two valuations. If the low appraisal varies from the high appraisal by more than 10% of the higher appraisal, the two appraisers shall within ten (10) days after submission of the last appraisal report, appoint a third appraiser who has not previously acted in any capacity for or against either party. Such third appraiser shall, within thirty (30) days after appointment, make a determination of fair market rental value and submit an appraisal report to Landlord and Tenant. The fair market rental value of the Premises or the Available Space, as the case may be, shall be as determined by the third appraiser, unless it is less than the valuation set forth in the lower appraisal previously obtained, in which case the valuation set forth in the lower prior appraisal shall be controlling, or unless it is greater than the valuation set forth in the higher appraisal previously obtained, in which case the valuation set forth in the higher prior appraisal shall be controlling. Neither party shall be permitted an appraiser, nor shall the two appraisers so appointed be permitted to appoint a third appraiser, who will not be available for resolution of the dispute within the thirty (30) day period following their appointment. Each party shall bear fees and charges of the appraiser appointed by it, and the fees and charges of the third appraiser shall be paid equally by the parties. In making their determination, the appraisers shall determine the fair market rental value on comparable lease transactions for office or research and development space in the Park. Market conditions including concessions such as free rent, overstandard tenant improvements, moving allowances or any other concessions then available shall be taken into account when determining fair market rental. If the lease for the Available Space or the extended term of this Lease shall commence before the appraisers shall determine the fair market rental value of the Premises or the Available Space, as the case may be, then the rental shall be the rental then being paid under this Lease and upon such fair market rental value being determined, if such rental shall be greater than the rental then being paid for such space, then Tenant shall pay such difference to Landlord, and if such rental shall be less than the rent then being paid for such space, then Tenant shall receive a credit against the rent next coming due for the difference.

6.       Right to Terminate the Lease

         In the event that ownership of Tenant is transferred or sold and the Premises are deemed "excess", the Tenant shall have the one time option to terminate the Lease by giving Landlord not less than 6 months prior written notice of termination and thereupon paying the Landlord the following described termination fee so long as no Event of Default has occurred and is continuing at the time the lease termination notice is given to Landlord and throughout the period from delivery of the notice to termination of the Lease. The termination fee shall be the greater of (i) an amount equal to one year's rent calculated as the average monthly rent payable throughout the lease term plus the monthly amount last payable by Tenant pursuant to section 4 of the Lease multiplied by 12, or (ii) the unamortized balance of the $736,000 payable for tenant improvements by Landlord and leasing commissions paid by it with respect to this Lease based upon the amortization of those expenses over five years with interest thereon calculated at 10% per annum.

7.       Personal Guarantee

         This Lease shall be personally guaranteed by Dr. Lindsay A. and Riyki Rosenwald on the form attached Exhibit "G".

8. Quiet Enjoyment. Landlord covenants that the Tenant's use and enjoyment of the Premises will not be disturbed during the term of this Lease so long as the Tenant pays the rent, and performs all of its obligations in this Lease.

9. Trash Enclosure. Landlord shall provide space consisting of not less than two (2) parking stalls reasonably adjacent to Tenant's Premises for the installation of a dumpster or other trash enclosure for use by Tenant. Tenant shall install such trash enclosure in accordance with all applicable laws.

10. Loading Dock; Roof Hatch. Tenant shall have the right to construct a loading dock in the northeast corner of the Building. Tenant shall also have the right to construct a roof hatch to allow access from the Premises directly to the roof of the Building. The location of the loading dock and the roof hatch shall be as set forth on the Space
         Plan (as defined in Exhibit C to this Lease).

11. Upon the commencement date of the Lease term for the Initial Premises, the Landlord and Tenant shall execute an instrument confirming such date and setting forth the Tenant's percentage share of the Building.

12. The effectiveness of this Lease is conditioned upon Tenant obtaining within ten (10) business days from the date of full execution of this Lease an agreement from the existing tenant at the Building (the "Existing Tenant") in form acceptable to Tenant pursuant to which the Existing Tenant agrees to allow Tenant to take all actions necessary for Tenant to separate the utilities serving the Building, including, without limitation, access to the Adjacent Tenant's sanitary, electrical, heating, air conditioning, water or other essential services serving the Adjacent Tenant's premises as become necessary to effectuate such separation of utilities. If the conditions set forth in this

         Paragraph 12 are not satisfied within such ten (10) business day period then Tenant shall have the right to terminate this Lease by notice to Landlord, in which event neither party shall have any further liability to the other. If Tenant fails to so terminate the Lease within the ten
         (10) business day period, this condition shall be deemed satisfied. Notwithstanding anything heretofore provided, Tenant shall perform such work in a manner that will not unreasonably interfere with Adjacent Tenant's premises and, if necessary, Tenant will contract to perform such work on an after hours basis.

13. Notwithstanding anything to the contrary contained in this Lease, upon the full execution of this Lease Tenant shall have the right to occupy the lobby of the Premises (including installation of telephones and office furniture) subject to all of the terms and conditions of this Lease other than the obligation to pay rent or other charges hereunder other than utility charges for the entire Premises and any other costs relating to its partial occupancy and construction of tenant improvements.

                           Exhibit C

              Initial Tenant Improvements - Work Agreement

         The undersigned, as Landlord and Tenant, are executing this Work Agreement concurrently with the Lease for the Premises described in the Lease to which this Work Agreement is attached as Exhibit C and made a part thereof. Terms used herein which are defined in the Lease shall have the meanings therein given.

    1.   Tenant's Design; Plans and Specifications for Construction.

         A. The term "Tenant Improvements" as used herein and the Lease shall mean the tenant improvements to be made to the Premises by Tenant pursuant to the Plans and Specifications referred to below.

         B. Attached hereto as Exhibit 1 is Tenant's space plan for the Premises ("Space Plan") which shall be deemed to be approved by Landlord upon Landlord's execution of the Lease.

         C. Landlord has provided Tenant with all Building standard details, base sheets and base Building details that are in Landlord's possession. Tenant shall submit to Landlord for approval, which approval shall not be unreasonably withheld, complete working drawings including architectural, mechanical and electrical engineering plans, specifications and details for construction of Tenant Improvements. Tenant agrees at Tenant's cost and expense to cause Tenant's architect to prepare and deliver to Landlord for Landlord's approval one (1) reproducible sepia set of Tenant plans and of specifications showing design and finishing of the Premises (herein "Plans and Specifications"). Tenant agrees that all engineering design shall be performed by engineering firms reasonably acceptable to Landlord. It is the responsibility of Tenant to be certain that all Plans and Specifications are prepared in accordance with the Building Codes of the City and County of Alameda and all other applicable codes and regulations and to obtain any and all required permits for construction. In addition, any design that varies from Building Standard materials shall be based upon sound architectural and engineering practice utilizing construction methods and materials which are of no less quality than Building Standard.

         D. Landlord shall have five (5) business days following submission of the Plans and Specifications to respond to Tenant with Landlord's comments or approval of the Plans and Specifications. Landlord's failure to respond within such period shall be deemed Landlord's approval. In the event Landlord makes requested changes to said Plans and Specifications, they shall be revised by Tenant who shall submit the revised Plans and Specifications to Landlord for Landlord's review and approval and Landlord shall have three (3) business days following submission to Landlord to respond with the approval or comments. Landlord's failure to respond within such period shall be deemed Landlord's approval. This procedure shall continue until Landlord has given its approval for Tenant's Plans and Specifications.

         E. If Tenant shall request any change, addition or alteration in the approved Plans and Specifications, Tenant shall prepare and submit to Landlord revised Plans and Specifications with respect to such change, addition or alteration; provided, however, that notwithstanding the foregoing, Tenant shall be entitled to make minor field changes without Landlord's consent. Any such change, addition or alteration shall be subject to the provisions of Section 1.C and 1.D above.

         F. Within sixty (60) days after completion of construction of the Tenant Improvements, Tenant shall provide Landlord with a set of conformed plans on mylar incorporating all field changes made and all Landlord-approved changes and/or revisions to the Plans and Specifications.

    2.   Construction.

         A. Following Landlord's approval of Tenant's Plans and Specifications, Tenant shall cause Tenant's contractor to commence and diligently proceed with the construction of the Tenant Improvements.

         B. All Tenant Improvements shall be constructed by Tenant's contractor.

              (1) All work by Tenant and its contractors shall be performed in such a manner so as to maintain harmonious labor relations and as not to interfere with or delay the work of Landlord's contractors working in the Building or to unreasonably interfere with other Building tenants or the operation of the Building.

              (2) No work by Tenant or its contractor shall proceed without Landlord's prior written approval not to be unreasonably withheld of (1) Tenant's contractor (provided that Landlord hereby approves of Sim/Tech Construction and Management Corporation as Tenant's contractor); (ii) the Plans and Specifications for the work; and (iii) a certification of Worker's Compensation Insurance in an amount and with a company on a form reasonably acceptable to Landlord and a Certificate of Insurance in form and from an insurer reasonably acceptable to the Landlord, showing Tenant or Tenant's contractor to have in effect public liability and property damage insurance with combined single limit of $1,000,000. All such certificates shall be endorsed to show Landlord as an additional insured and such insurance shall be maintained by Tenant or Tenant's contractor at all times during the performance of the Tenant Improvement work by Tenant and its contractors.

              (3) All work by Tenant and its contractors shall be done in conformity with all applicable codes and regulations of governmental authorities having jurisdiction over the Building and valid building permits and other applicable governmental requirements. Any work performed by Tenant's contractors not acceptable to the City of Alameda Building and Fire Departments, or any successor department or agency thereto, shall be promptly replaced at Tenant's expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsbility therefor.

              (4) Tenant and Tenant's contractors shall abide by all safety and construction rules and regulations of Landlord, and all work and deliveries shall be scheduled through Landlord. Entry by Tenant's contractors shall be deemed to be under all the terms, covenants and conditions of the Lease except the covenant to pay Rent. All Tenant's materials, work, installation and decorations of any nature brought upon or installed in the Premises before the commencement date of the Lease shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof. Contractors and subcontractors engaged by Tenant shall employ persons and means to insure so far as may be possible the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay.

              (5) Tenant's representative shall be responsible for and shall secure all governmental approvals and permits required for the Tenant Improvements and will provide Landlord with copies of such permits or approvals prior to the commencement of the construction of the Tenant Improvements. Landlord will cooperate with Tenant to obtain such approvals and execute and deliver such applications and consents as may be required in accordance with the approved Plans and Specifications.

              (6) Tenant will be responsible for all clean-up with respect to the Tenant Improvements, whether in the Premises themselves or in other areas utilized by Tenant or its contractors, and agrees to reimburse Landlord for any and all expenses incurred by Landlord by reason of substandard work performed by Tenant's contractor or contractors (as reasonably determined by Landlord) or as a result of inadequate clean-up.

              (7) Storage of Tenant's contractors' construction materials, tools and equipment and construction trailers shall be confined within the Premises and in a construction staging area located reasonably adjacent to the Building. If any such materials, tools and equipment are stored in space or spaces outside the Premises but within the Building, they shall be moved to such other space as Landlord shall direct from time to time to avoid unreasonable interference or disturbance of other tenants in the Building.

              (8) Tenant shall be fully responsible for the operations and activities of its general contractor and all subcontractors employed by the general contractor, and other individuals or contractors employed by Tenant in the completion of the Tenant Improvements.

              (9) Tenant shall reimburse Landlord for any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of cleanup which fails to comply with Landlord's rules and regulations.

         C. Landlord shall provide to Tenant and its contractors access and entry to the Premises and such other portions of the Building as are necessary for the construction of the Tenant Improvements, subject to all of the terms and conditions of the Lease. Landlord shall permit Tenant's contractor to erect a small sign provided that such sign shall conform with all applicable laws, ordinances, rules and regulations.

    3.   Tenant Improvement Costs.

         A. Landlord will provide Tenant with an allowance of $32.00 per rentable square foot (with respect to the entire Premises, including the Initial Premises and the Remainder Premises) for tenant improvement costs, including the cost of the Tenant Improvements and any tenant improvement costs for the Remainder Premises not included in the initial Tenant Improvements ("Landlord's Allowance"). Tenant shall pay all tenant improvement costs in excess of Landlord's contribution, it being understood and agreed that Landlord's maximum contribution for tenant improvements shall not exceed $32.00 per rentable square foot. Tenant hereby agrees to pay towards the cost of the tenant improvements one dollar for each dollar of Landlord's Allowance that is paid towards tenant improvements pursuant to Paragraph 3B below.

         B. Prior to the commencement of construction of the Tenant Improvements, the Landlord's Allowance shall be placed by Landlord in a type of escrow account and with a despositary reasonably acceptable to Landlord and Tenant (which account shall be in the name of Landlord) and an equal sum shall be placed by Tenant in a similar escrow account with the same depositary (which account shall be in the name of Tenant) (collectively, the "Escrowed Amounts"). The Escrowed Amounts shall be disbursed from each escrow account on a 50-50 basis to the parties designated by Tenant within ten (10) days after Tenant has delivered to Landlord copies of the original invoices for the Tenant Improvement work, unconditional waivers and releases of lien rights for all work performed and materials delivered in connection with the tenant improvements, excluding work performed and materials delivered for the then requested payment and the immediately preceding payment, and a certificate from Tenant's architect certifying that the work and materials have been furnished as indicated in such statement and such work has been completed in accordance with the approved Plans and Specifications. Disbursements from either escrow account shall require the signatures of Landlord, Tenant and, until final payment has been made to Tenant's contractor for the Tenant Improvements, Tenant's contractor. Any Escrowed Amounts remaining undisbursed after completion of the initial Tenant Improvements shall be disbursed in the manner set forth in this Paragraph 3B towards the cost of any immovable equipment to be installed by Tenant in the Premises as well as the cost of any tenant improvements to the Remainder Premises; provided that any Escrowed Amounts remaining undisbursed after the date that is twenty-eight (28) months after the commencement date with respect to the Initial Premises shall be disbursed to the party in whose name the applicable escrow account is held.

    4.   Liens, etc.

         Tenant shall promptly pay when due all costs incurred in connection with the Tenant Improvements and, as provided in Paragraph 8 of the Lease, shall not permit the filing of any mechanic's lien or other lien in connection with the Tenant Improvements, except that if any lien is filed against the Building, Tenant shall have the right to contest the correctness or the validity of any such lien if, within fifteen (15) days after demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half times the amount of the claim of lien. Notwithstanding the foregoing, if any lien is filed against the Building in connection with Tenant's Improvements and such lien is not the result of a failure by Landlord to make a payment under Paragraph 3.B of this Exhibit, then Tenant shall have no obligation to discharge or cause to be discharged the lien.

    5.   Delay.

         No delay in the completion of construction of the Tenant Improvements shall be considered in the determination of the commencement date of the Lease except and only to the extent such delay is unavoidable and the direct result of delays by Landlord, acts of God, strikes, civil commotion, fire, earthquake, governmental restrictions, regulations or controls (including delays attributable to the actions and requirements of federal, state and local agencies and any architectural review board or similar body having jurisdiction over the Harbor Bay Business Park, respecting issuance of building permits, utility hookup permits and certificates of occupancy and/or like matters) or other similar conditions which are beyond the reasonable control of Tenant. If a delay occurs as provided in this Paragraph 5, unless Tenant shall give a notice to Landlord of its claim to an extension of time within ten (10) days after the event giving rise to such claim shall have occurred, there shall be excluded in computing the number of days in excess of ten (10) days which shall have elapsed between the occurrence of such event and the actual giving of such notice. In the event of any such delay the commencement date shall be delayed by the number of days of such delay; provided, however, if as a result of such delays Tenant is unable to obtain all necessary building and utility hookup permits by the date that is one hundred twenty (120) days after the date of full execution of the Lease, then Tenant shall have the right to terminate this Lease by notice to Landlord. Prior to Tenant obtaining all necessary building and utility permits for the Tenant Improvements or waiving its right to terminate the Lease pursuant to this Paragraph 5, Tenant shall not perform any of the Tenant Improvements work without first obtaining the approval of Landlord, which approval shall not be unreasonably withheld and which approval shall indicate whether the work for which such approval is being requested must be removed and the Premises restored if all such permits are not obtained and Tenant terminates the Lease. In addition, prior to Tenant obtaining all necessary building and utility permits or waiving its right to terminate the Lease pursuant to this Paragraph 5, Landlord shall not be required to pay any sums towards the cost of performing the Tenant Improvements work; provided, however, that upon Tenant obtaining all such permits or waiving such termination right, Landlord shall reimburse to Tenant Landlord's pro rata share of such costs in the manner set forth in Paragraph 3B above as if Landlord had always been obligated to pay such costs.


                                LANDLORD:

                                1201 HARBOR BAY PARTNERSHIP
                                a California general partnership

                                By: /s/ Jim Hunter
                                   --------------------------------

                                Its: President
                                    ---------------------------

                                Date: 11/23/92
                                     --------------------------


                                TENANT:

                                AVIGEN, INC.
                                a Delaware corporation

                                By: /s/ John Monahan
                                   --------------------------------

                                Its: CEO & President
                                    ---------------------------

                                Date: 11/20/92
                                     --------------------------

                                  EXHIBIT "D"

                                 PARKWAY CENTRE
                             RULES AND REGULATIONS

    1. The Common Areas shall not be obstructed by Tenant or used for any purpose other than for ingress and egress to and from the Premises. Landlord shall in all cases retain the right to control and prevent access to all Buildings and the Common Areas to all persons whose presence, in the reasonable judgement of Landlord, would be prejudicial to the safety, character, reputation and interests of any portion of the Building.

    2. Except as set forth in this Lease, no sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building without the prior written consent of the Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside of a Building. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from the outside of a Building will not be permitted without the prior written consent of Landlord.

    3. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging and no cooking for consumption shall be done or permitted on the Premises except private use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable Federal, state and municipal laws, codes, ordinances, rules and regulations.

    4. Tenant shall not be permitted to place, or permit the placement, of any coin or other operated vending machine on the Premises or any Common Area without the prior written consent of the Landlord.

    5. Tenant shall not obtain for use in the Premises ice, drinking water, food, beverages, towels or other similar services, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord.

    6. Tenant shall not use or permit the use of any gas, electrical or other type of space heater within the Premises or Building.

    7. Tenant shall not conduct in or about the Premises any auction, public or private, without the prior written approval of Landlord.

    8. Tenant upon the termination of this lease shall deliver to Landlord all keys to doors of the Premises and of all Buildings of which the Premises are a part.

    9. There shall not be used in any space, or in the public halls of any Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or other such material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into any Building or kept in or about the Premises.

    10. Tenant will keep all doors opening to the exterior of any Building in which the Premises are located, all fire doors, and all smoke doors closed at all times.

    11. If Tenant uses the Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building or Premises used by Tenant immediately after using such doors.

    12. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of a Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord's standard window covering and shall in no way be visible from the exterior of the Building.

    13. Tenant shall keep the doors to Building corridors closed at all times except for ingress and egress.

    14. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown herein and the expense of any breakage, stoppage or damage resulting from such a violation shall be borne by Tenant if Tenant or its employees or invitees, shall have caused same.

    15. Except as set forth in the Lease, Tenant shall not install any radio or television antenna, loudspeaker, or other devise on the roof or exterior walls of any Building or in the Common Areas. No TV or radio or recorder shall be played on such a manner as to cause a nuisance to any other tenant.

    16. Canvassing, soliciting, distribution of handbills or any other written material and peddling on the Common Areas are prohibited, and Tenant shall cooperate at no expense to Tenant to prevent the same.

    17. During recognized normal business hours only, the parking areas within the Common Areas shall be used solely for the parking of passenger vehicles only. No vehicle may be parked overnight without Landlord's prior written consent. Company business vehicles may be parked provided same are pre-registered with Landlord and an appropriate permit is issued. All vehicles must park in designated parking lanes within the lines drawn therefor and in conformity with all signs and markers except as otherwise set forth in the Lease. The parking of other trucks and trailer vehicles may occur with the approval of Landlord. Storage of vehicles within the parking areas is prohibited at all times. If a vehicle shall be disabled, it must be removed within 48 hours of such disabling otherwise it shall be subject to removal by Landlord under applicable ordinances. No vehicle shall contain or be posted with a "For Sale" sign or other advertising sign, except for company business vehicles permitted as set forth above. Violators of the above parking rules are subject to their vehicle being removed at the violator's expense. Tenant agrees that Tenant leaves any such vehicles in such parking solely at its own risk and that in no event shall Landlord be liable for any damage to or destruction of any such vehicle.

    18. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Park.

    19. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, any of the other agreements, covenants or conditions contained in this Lease. Wherever Landlord's consent is required hereunder it shall not be unreasonably withheld.

                                   EXHIBIT E

                        OPERATING EXPENSES - EXCLUSIONS


(a) Cost of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the building, so long as such decorations are typical and customary in public areas of suburban office buildings on the market.

(b) Wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers or partners of landlord unless employed at competitive rates as independent contractors;

(c) Any charge for depreciation of the building or equipment and any interest or other financing charge;

(d) Any charge for landlord's income taxes, excess profit taxes, franchise taxes, or similar taxes on landlord's business;

(e) All costs relating to activities for the solicitation and execution of leases of space in the building;

(f) All costs for which tenant or any other tenant in the building is being charged other than pursuant to the operating expense clauses;

(g) The cost of any electrical current furnished to the premises or any rentable area of the building for purposes other than the operation of building equipment and machinery and the lighting of public toilets, stairways, shaftways, and building machinery or fan rooms;

(h) The cost of correcting defects in the construction of the building or in the building equipment, or bringing the Building into compliance with building and safety codes applicable to the Building;

(i) The cost of any repair made by landlord because of the total or partial destruction of the building or the condemnation of a portion of the building.

(j) Any increase in insurance premium to the extent that such increase is caused or attributable to other tenant's;

(k) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the building pursuant to clauses similar to this paragraph;

(l) The cost of any additions or capital improvements to the building subsequent to the date of original construction;

                                   EXHIBIT E

(m) The cost of any repairs, alterations, additions, changes, replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures to the extent they upgrade or improve the building as opposed to replacing existing items which have worn out;

(n) Any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship;

(o) The cost of tools and equipment used initially in operation, repair and maintenance of the building;

(p) The cost of any work or service performed for or facilities furnished to any tenant of the building to a greater extent or in manner more favorable to such tenant than that performed for or furnished to tenant other than set out;

(q) The cost of alterations of space in the building leased to other tenants;

(r) The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense.

(s) Capital improvements or expenditures incurred to reduce operating expenses shall be included in operating expenses to the lesser of the annual amortized amount of said improvements or expenditures (over the useful life of the improvement or item) or the actual savings.

(t) The cost to comply with any environmental regulations including but not limited to the cost of removal or chlorofluorocarbons (CFC) or adaption of building HVAC systems to use substances other than CFC, nor shall Tenant be responsible for any increase in cost of substitute materials to replace CFC.

                                   EXHIBIT F

                             REAL ESTATE EXCLUSIONS


1.      Inheritance Taxes

2.      Gift Taxes

3.      Transfer Taxes

4.      Franchise Taxes

5.      Excise Taxes

6.      Net Income Taxes

7.      Profit Taxes

8.      Capital Levies

9.      Late Payment Charges and Penalties

10. Special assessments levied against other than real estate. Assessments payable hereunder may be payable by Tenant in installments if the Landlord is permitted to do so.

11. Real estate tax increases arising form sale or transfer of the Building, including those arising from reappraisal of the Building due solely to sale or transfer, including, without limitation, any increase in real estate taxes arising from Landlord's acquisition of the Building.

12. Real estate tax increases arising as a result of any improvements of the Building or Common Areas made by or for the exclusive benefit of any tenants, including the Tenant.

                                    GUARANTY


     DR. LINDSAY A. ROSENWALD and RIVKI ROSENWALD (collectively, "Guarantor"), whose address is 30 West 63rd Street, New York, New York 10023, as a material inducement to and in consideration of 1201 HARBOR BAY PARTNERSHIP ("Landlord") entering into a written lease (the "Lease") with AVIGEN, INC. ("Tenant"), dated the same date as this Guaranty, pursuant to which Landlord is leasing to Tenant and Tenant is leasing from Landlord, premises located at 1201 Harbor Bay Parkway, Alameda, California, unconditionally guarantees and promises to and for the benefit of Landlord that Tenant shall perform the provisions of the Lease that Tenant is to perform.

     If Guarantor is more than one person, Guarantor's obligations are joint and several and are independent of Tenant's obligations. A separate action may be brought or prosecuted against any Guarantor whether the action is brought or prosecuted against any other Guarantor or Tenant, or all, or whether any other Guarantor or Tenant, or all, are joined in the action.

     Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty.

     The provisions of the Lease may be changed by written agreement between Landlord and Tenant at any time, without the consent of or without notice to Guarantor. This guaranty shall guarantee the performance of the Lease as changed. Assignment of the Lease (as permitted by the Lease) shall not affect this Guaranty.

     This Guaranty shall not be affected by Landlord's failure or delay to enforce any of its rights.

     If an Event of Default by Tenant occurs under the Lease, Landlord can proceed immediately against Guarantor or Tenant, or both, or Landlord can enforce against Guarantor or Tenant, or both, any rights that it has under the Lease, or pursuant to applicable laws. If the Lease terminates and Landlord has any rights it can enforce against Tenant after termination, Landlord can enforce those rights against Guarantor without giving previous notice to Tenant or Guarantor, or without making any demand on either of them, except to the extent Landlord is required give Tenant notice under the Lease.

    Guarantor waives the right to require Landlord to (1) proceed against Tenant; (2) proceed against or exhaust any security that Landlord holds from tenant; or (3) pursue any other remedy in Landlord's power. Guarantor waives any defense by reason of any disability of Tenant, and waives any other defense based on the termination of Tenant's liability from any cause except full performance of tenant's obligations under the Lease. Until all Tenant's obligations to Landlord have been discharged in full, Guarantor has not right of subrogation against Tenant. Guarantor waives its right to enforce any remedies that Landlord now has, or later may have, against Tenant. Guarantor waives any right to participate in any security now or later held by Landlord. Except as other wise set forth in this Guaranty, Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protests, notices of dishonor, and notices of acceptance of this Guaranty, and waives all notices of existence, creation, or incurring of new or additional obligations.

     If Landlord disposes of its interest in the Lease, "Landlord," as used in this Guaranty, shall mean Landlord's successors.

     If Landlord is required to enforce Guarantor's obligations by legal proceedings, Guarantor shall pay to Landlord all costs incurred, without limitation, reasonable attorneys' fees.

     Guarantor's obligations under this Guaranty shall be binding on Guarantor's successors.


     Defined terms not otherwise defined herein shall have the meaning ascribed to them under the Lease.

Dated November 17, 1992


                                                 /s/ Lindsay A. Rosenwald
                                                ------------------------------
                                                Dr. Lindsay A. Rosenwald



                                                /s/ Rivki Rosenwald
                                                ------------------------------
                                                Rivki Rosenwald


STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


     The foregoing instrument was subscribed and sworn to before me this 17th day of November 1992, by Lindsay A. Rosenwald, M.D. and Rivki Rosenwald.

     WITNESS my hand and official seal.

     My commission expires:  April 27, 1994



                                                STEVE H. KANZER
                                         Notary Public State of New York
                                                  No. 31-4995672
                                           Qualified in New York County
                                         Commission Expires April 27, 1994
                                         ---------------------------------
                                         Notary Public

                                         /s/ Steve H. Kanzer  Nov. 17, 1992

                            SECOND ADDENDUM TO LEASE

      THIS AGREEMENT, made and entered into as of this 30th day of June, 1995, by and between 1201 HARBOR BAY PARTNERSHIP, a California general partnership (hereinafter referred to as "Landlord"), and AVIGEN, INC., a Delaware corporation (hereinafter referred to as "Tenant"):

                                   WITNESSETH

     WHEREAS, on the 15th day of September 1992, Landlord and Tenant entered into an agreement to lease covering those certain premises consisting of Twenty-Three Thousand Square Feet (23,000) in that certain building situated in the City of Alameda, County of Alameda, State of California and more commonly known as 1201 Harbor Bay Parkway, for a period of five (5) years; and

     WHEREAS, Landlord and Tenant now desire to amend the terms of said Lease in certain particulars hereinafter set forth;

     NOW THEREFORE, the parties agree as follows:

1)  Term:     The term of the Lease shall be extended for an additional five (5)
years from May 15, 1998 to May 14, 2003.

2)  Base Rent:     Base rent for Tenant's entire premises of 23,000 square
feet, during this extension period, shall be Thirty-Four Thousand Nine Hundred and Sixty and no/100 Dollars ($34,960.00) per month. This rent is calculated at $1.52 per square foot, per month, and shall remain in effect for the entire five (5) year extension.

3)  Rent Deferral:     Landlord and Tenant understand and agree that the rent
increase from $1.32, per square foot, per month to $1.42, per square foot, per month, effective August 15, 1995, shall be deferred until February 15, 1996. Additionally, the rent due on the additional Six Thousand Five Hundred and Seventy-One (6,571) square feet of space, effective August 15, 1995, shall be deferred until February 15, 1996. All deferred rent shall become due and payable until on February 15, 1996 and there shall be no interest accrued on said deferred rents.

4)  Estoppel:     Tenant agrees, to the best of it's ability, that (i) Landlord has performed all of its obligations under the Lease to the date hereof, and
(ii) no event has occurred or is occurring which, with the passage of time or the giving of notice, or both, would constitute a default, by the Landlord, under the Lease.

5)  Ratification:     As amended hereby, the Lease is ratified and confirmed in
all respects.

In witness whereof, the undersigned have executed this instrument as of the date hereinabove written.

LANDLORD:                                     TENANT:
                                              AVIGEN, INC., a
1201 HARBOR BAY PARTNERSHIP                   Delaware Corporation
a California general partnership

By: /s/ D. Bruester                      By: /s/ John Monahan
   -------------------------                 --------------------------
   D. Breuster                               John Monahan

Its: CFO                                 Its: President and CEO

                     EXCLUSIVE SUBLEASING LISTING AGREEMENT

1. In consideration of the listing for sublease of the real property hereinafter described (the "Property") by REDDING MANAGEMENT, INC., a California Corporation ("Broker"), and Broker's agreement to use its best efforts to effect a sublease or subleases of same, the undersigned ("Sublessor") hereby grants to Broker the exclusive right to negotiate a sublease or subleases of the Property for a period commencing June 20, 1995, and ending midnight, December 20, 1995 (the "Term"). The term of the lease under which Sublessor is the tenant of the Property (the "Master Lease") expires on May 14, 2003, and the term of the sublease(s) shall expire on or before said date. The sublease(s) shall be on terms acceptable to Sublessor and Sublessee and shall in all other respects be on the terms and conditions of the Master Lease, except ________________________________________________. The property is situated in the City of Alameda, County of Alameda, State of California, is located at 1201 Harbor Bay Parkway, and is further described as +/- 6,571 square feet of a larger portion of +/- 23,000 square feet located in a +/- 61,100 square foot building. References herein to the Property shall be understood to include portions of the Property. The lessor under the Master Lease shall be referred to as the "Master Lessor."

2. Sublessor agrees to pay Broker a subleasing commission in an amount and manner as hereinafter set forth. This commission shall be earned for services rendered if, during the Term: (a) the Property is subleased to a subtenant procured by Broker, Sublessor, or anyone else; (b) a subtenant is procured by Broker, Sublessor, or anyone else who is ready, willing and able to sublease the Property on the terms above stated, or on any other terms agreeable to Sublessor; (c) any contract for the sublease of the Property is entered into by Sublessor; (d) Sublessor is relieved of primary liability for future rent under the Master Lease, whether by cancellation or otherwise; or (e) Sublessor removes the Property from the market. Broker is authorized to co-operate with and to share its commission with other licensed real estate brokers, regardless of whether said brokers represent prospective subtenants or act as Broker's subagents. As used in this Agreement, the term "sublease" shall be deemed to include an assignment of Sublessor's interest under the Master Lease, and the term "subtenant" shall be deemed to include the assignee of such interest or a person or entity assuming Sublessor's obligations under the Master Lease.

3. Sublessor further agrees that Sublessor shall pay Broker the aforementioned commission, if, within one hundred twenty (120) calendar days after the expiration or termination of the Term; (a) the Property is subleased to a person or entity (including his/her/its successors, assigns or affiliates) to whom or to whose agent Broker has submitted the Property prior to the expiration or termination of the Term; (b) the Property is leased to such person or entity (including his/her/its successors, assigns or affiliates), if by reason of such lease Sublessor is relieved of primary liability for future rent under the Master Lease; or (c) negotiations continue, resume or commence and thereafter continue leading to either of the foregoing events. Broker agrees to submit a list of such persons or entities to Sublessor not later then fifteen
        (15) calendar days following the expiration or termination of the Term, and Broker is authorized to continue negotiating with such persons or entities; provided, however, that if a written offer has been submitted, it shall not be necessary to include the offeror's name on the list. The aforementioned commission shall also be paid by Sublessor to Broker if, after the expiration of the Term, Sublessor is relieved of primary liability for future rent under the Master Lease as a result of negotiations with the Master Lessor which commenced during the Term and continued or resumed thereafter.

4. Commissions shall be payable hereunder when earned or at execution of the sublease or other documents representing a transaction contemplated by this Agreement, or possession by the sub-tenant.

5. Commissions earned by Broker pursuant to this Agreement shall be calculated and paid in accordance with Broker's Schedule of Sale and Lease Commissions (the "Schedule"), a copy of which is executed by Sublessor, attached hereto and hereby made a part hereof, provided, however:(a) In the event a cash sum in addition to rent is paid to Sublessor, such sum shall be deemed included in the base rental for the period in which it is payable; (b) In the event Sublessor is relived of rent liability under the Master Lease, by cancellation or otherwise, or in the event a subtenant assumes Sublessor's obligations under the Master Lease, then the commission due under the Schedule shall be calculated on the basis of the total base rental which would otherwise have been due from Sublessor for the balance of the Master Lease term. If a cash sum is paid to Sublessor by the subtenant or by the Master Lessor, then such sum shall also be deemed rent which would have been due from Sublessor for the period in which said sum is payable. If a cash sum is paid by Sublessor in order to obtain relief from rent liability under the

        Master Lease, by cancellation or otherwise, then the sum paid shall be prorated over the balance of the Master Lease term and deducted from the total rent liability remaining under the Master Lease, for the purpose of calculation of the commission. Commissions due under this subsection shall be payable upon execution of any instrument by which a subtenant assumes the obligations of the Master Lease, or any instrument relieving Sublessor of future rent liability.

6. Sublessor represents that the terms of the Master Lease permit Sublessor to sublet the Property without the consent of the Master Lessor, or, in the alternative, that the terms of the Master Lease permit Sublessor to sublet the Property with the consent of the Master Lessor and that Sublessor has, or can obtain, the Master Lessor's consent thereto.

7. Sublessor and Broker agree that the Property will be offered in compliance with all applicable federal, state and local antidiscrimination laws and regulations.

8. Sublessor agrees to cooperate with Broker in bringing about a sublease of the Property, to furnish Broker with a copy of the Master Lease and immediately to refer to Broker all inquiries to anyone interested in the Property. All negotiations are to be through Broker. Broker is hereby authorized to accept a deposit from any prospective subtenant and to handle it in accordance with the instructions of the parties unless contrary to applicable law. Broker is further exclusively authorized to advertise the Property and exclusively authorized to place a sign or signs on the Property if, in Broker's opinion, such would facilitate the subleasing of the Property. Sublessor warrants to Broker that the placing of such signs on the Property is not prohibited by the terms of the Master Lease. Sublessor and its counsel will be responsible for determining the legal sufficiency of a sublease and other documents relating to any transaction contemplated by this Agreement.

9. Sublessor agrees to disclose to Broker and to prospective subtenants any and all information which Sublessor has regarding present and future zoning and environmental matters affecting the Property and regarding the condition of the Property, including, but not limited to structural, mechanical and soils conditions, the presence and location of asbestos, PCB transformers, other toxic, hazardous or contaminated substances, and underground storage tanks in, on or about the Property. Broker is authorized to disclose any such information to prospective subtenants.

10. If security of earnest money or similar deposits made by a prospective subtenant are forfeited, in addition to any other rights of Broker pursuant to this Agreement, Broker shall be entitled to one-half (1/2) thereof, but not to exceed the total amount of the anticipated commission.

11. To the extent permitted by applicable law, Broker is authorized to deduct its commissions from any deposits, payments or other funds, including proceeds of rental payments, paid by a subtenant in connection with a transaction contemplated by this Agreement and Sublessor hereby irrevocably assigns said funds and proceeds to Broker to the extent necessary to pay said commissions. Broker is authorized to provide a copy of this Agreement to any subtenant or other person holding such funds, and such subtenant or other person is hereby instructed by Sublessor to pay Broker's commissions from any such funds or proceeds available. Sublessor shall remain liable for the entire amount of said commissions regardless of whether Broker exercises its rights under this paragraph.

12. Sublessor acknowledges that Broker is a national brokerage firm and that in some cases it may represent prospective subtenants. Owner desires that the Property be presented to such persons or entities and consents to the dual representation created thereby. Broker shall not disclose the confidential information of one principal to the other.

13. In the event that the Property comes under the jurisdiction of a bankruptcy court, Sublessor shall immediately notify Broker of the same, and if Sublessor is the subject of the bankruptcy, shall promptly take all steps necessary to obtain court approval of Broker's appointment, unless Broker shall elect to terminate this Agreement upon said notice.

14. In the event that the Property becomes the subject of foreclosure proceedings prior to the expiration of this Agreement, then this Agreement shall be deemed suspended until such time as the Owner may reacquire his interest in the Property within the Term. If this Agreement is suspended pursuant to this paragraph, Broker shall be free to enter into a listing agreement with any receiver, the party initiating the foreclosure, the party purchasing the Property at a foreclosure sale, or any other person who has acquired an interest in the Property.

15. In the event of any dispute between Sublessor and Broker relating to this Agreement, the Property or Sublessor or Broker's performance hereunder, Sublessor and Broker agree that such dispute shall be resolved by means of binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Depositions may be taken and other discovery obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings in the state where the office of Broker executing this Agreement is located. The arbitrator(s) shall be limited to awarding compensatory damages and shall have no authority to award punitive, exemplary or similar type damages. The prevailing party in the arbitration proceedings shall be entitled to recover its expenses including the costs of the arbitration proceeding, and reasonable attorneys' fees.

     NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.

                /s/ JOHN MONAHAN               /s/ JIM HUNTER
                ____________________           ____________________
                SUBLESSOR                      BROKER


16. In the event that Sublessor lists the Property with another broker after the expiration or termination of this Agreement, Sublessor agrees to provide in the subsequent listing agreement that a commission will not be payable to the new broker on transactions for which Sublessor remains obligated to pay a commission to Broker under paragraph 3 hereof. Sublessor's failure to do so, however, shall not affect Owner's obligation to Broker under Paragraph 3.

17. Each signator to this Agreement represents and warrants that he or she has full authority to sign this Agreement on behalf of the party for whom he or she signs and that this Agreement binds such party.

18. This Agreement constitutes the entire agreement between Sublessor and Broker and supersedes all prior discussions, negotiations and agreements, whether oral or written. No amendment, alteration, cancellation or withdrawal of this Agreement shall be valid or binding unless made in writing and signed by both Sublessor and Broker. This Agreement shall be binding upon, and shall benefit, the heirs, successors and assignees of the parties.

19. The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and the Americans With Disabilities Act.

The undersigned Sublessor hereby acknowledges receipt of a copy of this Agreement and the Schedule.

                                        --------------------------------------

                                        Avigen, Inc.

                                        a Delaware Corporation
                                            Sublessor

Accepted:

Redding Management, Inc.                By: /s/ John Monahan  8/31/95
                                            ----------------------------------

                                        Title: CEO
                                              --------------------------------

By: /s/ Carol A. Manning                By:
   -------------------------               -----------------------------------

Carol A. Manning                        Title:
Vice President of Operations                  --------------------------------

Address: 1411 Harbor Bay Parkway        Address: 1201 Harbor Bay Parkway #1000
         #1000                                  ------------------------------
         Alameda, CA 94502              Alameda, CA 94502
                                        --------------------------------------

- ----------------------------            --------------------------------------
Telephone: (510) 337-7999               Telephone: (510) 748-7150
                                                  ----------------------------

                            REDDING MANAGEMENT, INC.
                            BROKERAGE AND MANAGEMENT
                     SCHEDULE OF SALE AND LEASE COMMISSIONS


FOR PROPERTY AT 1201 Harbor Bay Parkway
                ----------------------------------------------------------------

A.  SALES:

As to sales of improved real property, Broker's commission shall be 6% of the gross sales price. As to sales of unimproved real property, Broker's commission shall be 10% of the gross sales price. Gross sales price shall include any and all consideration received or receivable, in whatever form, including but not limited to assumption or release of existing liabilities. For purposes of this
Schedule, the Property is deemed to be   X   improved             unimproved.
                                       -----          -----------
This commission shall be paid when earned or at the close of escrow through escrow, or if there is no escrow, then upon recordation of the deed; provided, however, if the transaction involves an installment contract, then payment shall be made upon execution of such contract. In the event Owner contributes or conveys the Property or any interest therein to a joint venture, partnership, or other business entity, the commission shall be calculated on the fair market value of the Property, less the value of the interest in the Property retained by or transferred to Owner, as the case may be, and shall be paid at the time of the contribution or transfer. If Owner is a partnership, corporation or other business entity, and an interest in the partnership, corporation or other business entity is transferred, whether by merger, outright purchase, or otherwise, in lieu of a sale of the Property, and applicable law does not prohibit the payment of a commission in connection with such sale or transfer, the commission shall be calculated on the fair market value of the Property, rather than the gross sales price, multiplied by the percentage of interest so transferred, and shall be paid at the time of the transfer.

B.  LEASES OR SUBLEASES:

Commission shall be payable on execution of a lease by Owner and a tenant, in accordance with the following rates:

             GROSS LEASES                                                         NET LEASES
  (Where Landlord pays all or base year                            (Where Tenant pays all real estate taxes)
       portion of real estate taxes)
6% of the total base rental for the first twenty-four (24)    7% of the total base rental for the first twenty-four (24)
   months in which rent is to be paid, plus                      months in which rent is to be paid, plus
5% of the total base rental for the next twelve (12) months   6% of the total base rental for the next twelve (12) months
   in which rent is to be paid, plus                             in which rent is to be paid, plus
4% of the total base rental for the next twenty-four (24)     5% of the total base rental for the next twenty-four (24)
   months in which rent is to be paid, plus                      months in which rent is to be paid, plus
3% of the total base rental for the next sixty (60) months    4% of the total base rental for the next sixty (60) months
   in which rent is to be paid, plus                              in which rent is to be paid, plus
2% of the total base rental for the balance of the term.       3% of the total base rental for the balance of the term.

The above rates are subject to the following provisions:

1.      Term of more than 25 Years:
        If a lease term is in excess of 25 years then the commission shall be calculated only upon the base rental to be paid for the first 25 years of the lease term.

2.      Month to Month Tenancy:
        The minimum commission for a month to month tenancy, tenancy at will, or any other tenancy which is not reduced to a written lease agreement between a tenant and Owner shall be equal to 50% the first month's base
        rental or $                                  , whichever is greater. The
                    ---------------------------------
        commission shall be payable upon occupancy. In the event such a tenant subsequently executes a written lease with Owner, either directly or with the assistance of Broker or anyone else, within 24 months from the date of initial occupancy, then Broker shall receive a leasing commission with respect to such lease in accordance with the provisions of paragraph B., above.

3. Options(s) or Right(s) of First Refusal to Renew, Extend Lease or Occupy Additional Space:
        If a lease for which a commission is payable hereunder contains (i) an option(s) or right(s) of first refusal to renew or extend, and a lease term(s) is renewed or extended whether strictly in accordance with the terms of such option(s) or right(s) or otherwise and/or (ii) an option(s) or right(s) of first refusal to expand, and a tenant occupies additional space whether strictly in accordance with the terms of such option(s) or right(s) or otherwise, then Owner shall pay a leasing commission in accordance with the provisions of this Schedule on the additional base rental to be paid, calculated at the commission rate applicable hereunder to the years of the lease in which the additional base rental is payable. Said commission shall be earned and payable at the time the extended term commences or the additional space is occupied, as applicable.

4.      Purchase of Property by Tenant:
        If a lease for which a commission is payable hereunder contains an option, right of first refusal, or similar right, and a tenant, its successors or assignees, or any agent, officer, employee or shareholder of a tenant purchases the Property whether strictly in accordance with the terms of such option, right of first refusal, similar right or otherwise during (a) the term of the lease, (b) any extension thereof, or (c) within ninety days after the expiration thereof, then a sales commission shall be calculated and paid in accordance with the provisions of Section A above;

        provided however, that there shall be a credit against such sales commission in the amount of lease commissions previously paid to Broker relating to that portion of the purchaser's lease term which is cancelled by reason of such sale. In no event shall such credit exceed the amount of such sales commission.

The provisions hereof are subject to the terms and provisions of any Exclusive Sales Listing Agreement, Exclusive Leasing Listing Agreement, Exclusive Subleasing Listing Agreement, Exclusive Representation Agreement or other agreement to which this Schedule may be attached and which is executed by the parties hereto.

In the event Owner fails to make payment within the time limits set forth herein, then from the date due until paid the delinquent amount shall bear interest at the maximum rate permitted in the state in which the office of the Broker executing this Schedule is located. If Broker is required to institute legal action against Owner relating to this Schedule or any agreement of which it is a part, Broker shall be entitled to reasonable attorneys' fees and costs.

Owner hereby acknowledges receipt of a copy of this Schedule and agrees that it shall be binding upon its heirs, successors and assignees. In the event Owner sells or otherwise disposes of its interest in the Property, Owner shall remain liable for payment of the commissions provided for in this Schedule and any agreement of which it is a part, including, without limitation, the commission provided for in this Schedule and any agreement of which it is a part, obligations set forth in paragraphs 3, 4, and 5 of Section B, unless the purchaser or transferee assumes all of such obligations in writing. The term "Owner" as used herein shall be deemed to include the owner of the Property, a party under contract to acquire the Property, a tenant under a ground lease and a tenant of the Property wishing to effect a sublease, lease assignment, or lease cancellation. The term "tenant" as used herein shall be deemed to include any subtenant, or assignee of a tenant, and the term "lease" shall be deemed to include a sublease or lease assignment.


                              APPROVED this _____ day of ________________, 19__

                              -------------------------------------------------
                                        Owner

                              By: /s/ John Monahan
                                  _____________________________________________

Redding Management, Inc       Title:  President & CEO
Licensed Real Estate Broker          __________________________________________

By: /s/ Carol A. Manning      By: /s/ John Monahan
    _______________________       _____________________________________________

                              Title:  President & CEO
    _______________________          __________________________________________

                            SECOND ADDENDUM TO LEASE

      THIS AGREEMENT, made and entered into as of this 30th day of June, 1995, by and between 1201 HARBOR BAY PARTNERSHIP, a California general partnership (hereinafter referred to as "Landlord"), and AVIGEN, INC., a Delaware corporation (hereinafter referred to as "Tenant"):

                                   WITNESSETH

     WHEREAS, on the 15th day of September 1992, Landlord and Tenant entered into an agreement to lease covering those certain premises consisting of Twenty-Three Thousand Square Feet (23,000) in that certain building situated in the City of Alameda, County of Alameda, State of California and more commonly known as 1201 Harbor Bay Parkway, for a period of five (5) years; and

     WHEREAS, Landlord and Tenant now desire to amend the terms of said Lease in certain particulars hereinafter set forth;

     NOW THEREFORE, the parties agree as follows:

1)  Term:     The term of the Lease shall be extended for an additional five (5)
years from May 15, 1998 to May 14, 2003.

2)  Base Rent:     Base rent for Tenant's entire premises of 23,000 square
feet, during this extension period, shall be Thirty-Four Thousand Nine Hundred and Sixty and no/100 Dollars ($34,960.00) per month. This rent is calculated at $1.52 per square foot, per month, and shall remain in effect for the entire five (5) year extension.

3)  Rent Deferral:     Landlord and Tenant understand and agree that the rent
increase from $1.32, per square foot, per month to $1.42, per square foot, per month, effective August 15, 1995, shall be deferred until February 15, 1996. Additionally, the rent due on the additional Six Thousand Five Hundred and Seventy-One (6,571) square feet of space, effective August 15, 1995, shall be deferred until February 15, 1996. All deferred rent shall become due and payable on February 15, 1996 and there shall be no interest accrued on said deferred rents.

4)  Estoppel:     Tenant agrees, to the best of it's ability, that (i) Landlord has performed all of its obligations under the Lease to the date hereof, and
(ii) no event has occurred or is occurring which, with the passage of time or the giving of notice, or both, would constitute a default, by the Landlord, under the Lease.

5)  Ratification:     As amended hereby, the Lease is ratified and confirmed in
all respects.

In witness whereof, the undersigned have executed this instrument as of the date hereinabove written.

LANDLORD:                                     TENANT:
                                              AVIGEN, INC., a
1201 HARBOR BAY PARTNERSHIP                   Delaware Corporation
a California general partnership

By: /s/ D. Brewster                      By: /s/ John Monahan
   -------------------------                 --------------------------
   D. Brewster                               John Monahan

Its: CFO                                 Its: President and CEO









                                       2